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                          SubMicron Systems Corporation

                          $20,000,000 Principal Amount
                                       of
               12% Senior Subordinated Notes Due February 1, 2002

                      Warrants to Purchase 6,616,367 Shares
                                 of Common Stock

                               PURCHASE AGREEMENT


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                             Dated November 26, 1997
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                                TABLE OF CONTENTS


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SECTION 1.  PURCHASE AND SALE OF SECURITIES.....................................................................  1
         1.1          Issue of Securities.......................................................................  1
         1.2          Sale and Purchase of the Securities; the Closing..........................................  2
         1.3          Purchaser's Representations...............................................................  3
         1.4          Failure to Close; Postponement............................................................  4
         1.5          Expenses..................................................................................  4
         1.6          Indemnification...........................................................................  5
         1.7          Contribution..............................................................................  6
         1.8          Registration of Securities; etc...........................................................  7
         1.9          Option to Purchase Incremental Senior Subordinated Notes
                      and Incremental Warrants..................................................................  7
         1.10         Further Action............................................................................  8

SECTION 2.  CLOSING CONDITIONS..................................................................................  8
         2.1          Opinion of Counsel........................................................................  8
         2.2          Representations and Warranties True; No Event of Default..................................  8
         2.3          Compliance with this Agreement............................................................  8
         2.4          Officers' Certificate.....................................................................  8
         2.5          Your Purchase Permitted by Applicable Laws; Legal Investment..............................  9
         2.6          The Warrant Agreement.....................................................................  9
         2.7          The Registration Rights Agreement.........................................................  9
         2.8          Completion of Other Transactions..........................................................  9
         2.9          Proceedings Satisfactory.................................................................. 10
         2.10         Consents and Permits...................................................................... 10
         2.11         Security Agreements....................................................................... 10
         2.12         Monitoring Agreement...................................................................... 10
         2.13         Stockholders Agreement.................................................................... 10
         2.14         Amendment of Other Agreements............................................................. 10
         2.15         Financial Condition; Sources and Uses of Funds............................................ 10

SECTION 3.  HOLDER'S SPECIAL RIGHTS............................................................................. 11
         3.1          Delivery Expenses......................................................................... 11
         3.2          Issue Taxes............................................................................... 11
         3.3          Direct Payment............................................................................ 11
         3.4          Lost, etc. Securities..................................................................... 12
         3.5          Delivery of Financial Statements and Reports.............................................. 12
         3.6          Taxes..................................................................................... 13

SECTION 4.  REPRESENTATIONS AND WARRANTIES...................................................................... 16
         4.1          Organization, Standing and Qualification.................................................. 16
         4.2          Capitalization............................................................................ 16
         4.3          Authorization of Agreement and Other Documents............................................ 17
         4.4          No Violation.............................................................................. 18
         4.5          Use of Proceeds........................................................................... 18
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         4.6          No Default................................................................................ 18
         4.7          Outstanding Indebtedness; Senior Indebtedness; Preferred Stock; Liens..................... 18
         4.8          Financial Statements...................................................................... 19
         4.9          No Material Adverse Change................................................................ 19
         4.10         Full Disclosure........................................................................... 19
         4.11         Litigation................................................................................ 20
         4.12         Title to and Condition of Properties...................................................... 20
         4.13         Taxes..................................................................................... 20
         4.14         ERISA..................................................................................... 21
         4.15         Compliance with Laws...................................................................... 21
         4.16         Third Party Consents...................................................................... 22
         4.17         No Violation of Regulations of
                      Board of Governors of Federal Reserve System.............................................. 22
         4.18         Private Offering.......................................................................... 22
         4.19         Governmental Regulations.................................................................. 23
         4.20         Brokers................................................................................... 23
         4.21         Environmental Compliance.................................................................. 23
         4.22         Intellectual Property..................................................................... 24
         4.23         Solvency.................................................................................. 24
         4.24         Labor Relations........................................................................... 24
         4.25         Material Contracts........................................................................ 25
         4.26         Survival of Representations and Warranties................................................ 25

SECTION 5.  COVENANTS........................................................................................... 25
         5.1          Payment of Notes.......................................................................... 25
         5.2          SEC Reports, Financial Reports............................................................ 25
         5.3          Compliance Certificate.................................................................... 26
         5.4          Stay, Extension and Usury Laws............................................................ 26
         5.5          Limitation on Restricted Payments......................................................... 26
         5.6          Corporate Existence....................................................................... 27
         5.7          Same Business............................................................................. 27
         5.8          Taxes..................................................................................... 27
         5.9          Investment Company Act; United States Real
                      Property Holding Corporation.............................................................. 27
         5.10         No Merger, etc............................................................................ 27
         5.11         Limitation on Additional Indebtedness..................................................... 28
         5.12         Limitation on Transactions With Affiliates................................................ 28
         5.13         Restrictions on Liens..................................................................... 28
         5.14         Sale of Assets............................................................................ 29
         5.15         Ownership of Subsidiaries................................................................. 29
         5.16         Insurance................................................................................. 29
         5.17         Minimum Interest Coverage Ratio........................................................... 30
         5.18         Minimum EBITDA............................................................................ 30
         5.19         Issuances of Capital Stock................................................................ 31
         5.20         Compensation; Management Fees............................................................. 31
         5.21         Employee Plans............................................................................ 32
         5.22         ERISA Notices............................................................................. 32
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         5.23         Maintenance of Net Worth.................................................................. 32
         5.24         Limitation on Capital Expenditures........................................................ 33
         5.25         Maximum Lease Payments.................................................................... 33
         5.26         Inconsistent Agreements................................................................... 33
         5.27         Limitation on Dividend and Other Payment Restrictions
                      Affecting Subsidiaries.................................................................... 34
         5.28         Limitation on Acquisitions................................................................ 34
         5.29         Limitation on Research and Development Expenditures....................................... 34
         5.30         Compliance with Laws...................................................................... 34
         5.31         Payment of BOC Note....................................................................... 35

SECTION 5.  COVENANTS........................................................................................... 35
         6.1          Events of Default......................................................................... 35
         6.2          Acceleration of Notes..................................................................... 37
         6.3          Other Remedies............................................................................ 37
         6.4          Waiver of Past Defaults................................................................... 37
         6.5          Rights of Holders to Receive Payment...................................................... 37
         6.6          Undertaking for Costs..................................................................... 37

SECTION 7.  DEFINITIONS......................................................................................... 38

SECTION 8.  MISCELLANEOUS....................................................................................... 46
         8.1          Notices................................................................................... 46
         8.2          Successors and Assigns.................................................................... 46
         8.3          Amendment and Waiver...................................................................... 46
         8.4          Counterparts.............................................................................. 47
         8.5          Headings.................................................................................. 47
         8.6          Governing Law............................................................................. 47
         8.7          Entire Agreement.......................................................................... 47
         8.8          Severability.............................................................................. 47
         8.9          Confidentiality........................................................................... 47
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
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SCHEDULE 1.2               Company Bank Account
SCHEDULE 1.3(c)            Employee Pension Benefit Plans
SCHEDULE 4.1               Organization, Standing and Qualification
SCHEDULE 4.2               Capital Stock; Warrants and Options; Registration Rights
SCHEDULE 4.7               Indebtedness and Preferred Stock
SCHEDULE 4.11              Litigation
SCHEDULE 4.14              Other Employee Benefit Plans
SCHEDULE 4.16              Third-Party Consents
SCHEDULE 4.21              Environmental Compliance
SCHEDULE 4.22              Intellectual Property
SCHEDULE 4.25              Material Contracts
SCHEDULE 5.20              Management Fees
SCHEDULE 5.26              Protected Agreements
SCHEDULE 5.27              Limitation on Dividends and Other Payment Restrictions Affecting
                           Subsidiaries
SCHEDULE 7.01              Permitted Investments
SCHEDULE 7.02              Permitted Liens


ANNEX A                    NOTES
ANNEX B                    WARRANT AGREEMENT
ANNEX C                    SUBSIDIARY GUARANTEE
ANNEX D                    REGISTRATION RIGHTS AGREEMENT
ANNEX E                    OPINION OF COUNSEL TO COMPANY
ANNEX F                    SECURITY AGREEMENTS
ANNEX G                    MONITORING AGREEMENT
ANNEX H                    STOCKHOLDERS AGREEMENT
ANNEX I                    FINANCIAL STATEMENTS

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                          SubMicron Systems Corporation
                           6330 Hedgewood Drive, #150
                          Allentown, Pennsylvania 18106




                                                               November 26, 1997


To Each of the Purchasers Named
on the Signature Pages Hereof

Ladies and Gentlemen:

                  SubMicron Systems Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

SECTION 1.  PURCHASE AND SALE OF SECURITIES

1.1      Issue of Securities

                  On or before the Closing (as hereinafter defined), the Company will have authorized the issuance of its 12% Senior Subordinated Notes due February 1, 2002 (the "Senior Subordinated Notes"), in the aggregate principal amount of $20,000,000, the issuance, at the option of the Company, of Secondary Notes (as defined below) and the issuance, at the option of the Purchasers, of up to $4,000,000 of additional Senior Subordinated Notes (the "Incremental Notes") due February 1, 2002 as provided in Section 1.9 hereof, each to be issued in the form attached hereto as Annex A. The Senior Subordinated Notes, the Secondary Notes and the Incremental Notes are collectively referred to herein as the "Notes."

                  On or before the Closing, the Company will have authorized the issuance of its warrants (the "Initial Warrants") to purchase an aggregate of 6,616,367 shares of the Common Stock of the Company, $0.0001 par value ("Common Stock"), and the issuance of Incremental Warrants (as defined in Section 1.9 hereof), pursuant to a Warrant Agreement in the form attached hereto as Annex B (the "Warrant Agreement"). The Initial Warrants and the Incremental Warrants are collectively referred to herein as the "Warrants."

                  Capitalized terms used herein without definition shall have the meanings specified in Section 7 hereof. The Notes, the Subsidiary Guarantees (as defined below) and the Warrants are collectively referred to herein as the "Securities."

                  Each Note will be in the principal amount of $100,000 or integral multiples of $50,000 in excess thereof, except that Secondary Notes may be issued in denominations of other than $100,000; and will be dated as provided in Section 1.2 or 1.9 hereof, as applicable, or, in the case of Secondary Notes, will be dated as of the interest payment date on which such Secondary Notes were issued. The Notes will be guaranteed by the Subsidiary Guarantors, each of whom shall execute a guarantee in the form attached hereto as Annex C (the "Subsidiary Guarantees").

                  The Company may, at its option, elect to pay interest on the Notes in additional Notes ("Secondary Notes") in lieu of the payment of up to one-half of the interest in cash as provided in the

Notes. Each issuance of Secondary Notes in lieu of any cash interest payment on the Notes shall be made pro rata with respect to the outstanding Notes, and the Company shall have the right to aggregate amounts of interest payable in the form of Secondary Notes to a Holder of outstanding Notes and issue to such Holder a single Secondary Note in payment thereof.

                  Each Warrant will be dated as provided in Section 1.2 hereof and will otherwise be in the form of the Warrant attached as Exhibit A to the Warrant Agreement. The Warrants will be exercisable, in the manner provided in the Warrant Agreement and the Warrants, for a number of shares of Common Stock as provided for in the Warrant Agreement (the "Warrant Shares" and together with the Warrants, the "Equity Securities"). You will have certain registration rights with respect to the Warrant Shares as provided in a Registration Rights Agreement in the form attached hereto as Annex D (the "Registration Rights Agreement").

1.2      Sale and Purchase of the Securities; the Closing

                  In reliance upon your representations made in Section 1.3 hereof and subject to the terms and conditions set forth herein and in the other Documents, the Company hereby agrees to sell to you the Securities set forth below your name on your signature page hereto, at a purchase price of $669.18 per $1,000 principal amount of Notes and $1.00 per Initial Warrant. In reliance upon the representations and warranties of the Company contained herein and in the other Documents, and subject to the terms and conditions set forth herein and therein, you hereby severally agree to purchase such Securities from the Company. Simultaneously with the execution of this Agreement, the Company is executing a separate purchase agreement (the "Other Purchase Agreement") identical to this Agreement with the other Purchaser (the "Other Purchaser") listed on the signature pages hereof, pursuant to which the Company will issue and sell Securities to such Other Purchaser in the respective aggregate amounts set forth below its name on the signature pages hereof for the purchase price set forth thereon. The sale of Securities to you and the Other Purchaser will be separate sales, and this Agreement and the Other Purchase Agreement will be separate agreements; however, references to this "Agreement" shall include the Other Purchase Agreement, together with all modifications hereof and thereof, where the context so permits.


                  You and the Company agree that, for purposes of Section 1273(b) and pursuant to Section 1273(c)(2) of the Code, the "issue price" of each Note of $100,000 principal amount is equal to its purchase price as specified above.

                  The sale and purchase of the Securities shall take place at a closing (the "Closing") at the offices of Cozen and O'Connor, 1900 Market Street, Philadelphia, Pennsylvania at 10:00 a.m. on November 26, 1997, or such other business day on or prior to December 31, 1997, as may be agreed upon by you, the Other Purchaser and the Company (the "Closing Date"). At the Closing, the Company will deliver to you the Securities to be purchased by you (in such permitted denomination or denominations and registered in your name or the name of such nominee or nominees as you may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to such bank account as the Company shall designate at least two Business Days prior to the Closing and which is identified on
Schedule 1.2 hereto. The Company shall have delivered to you or to such other persons as you shall direct, prior to Closing, a check dated the Closing Date in the amount of any out-of-pocket expenses for which you or your investment advisor are entitled to reimbursement pursuant to Section 1.5 hereof, including, without limitation, the fees and expenses of your counsel, or at your election shall authorize you to deduct such amount from the purchase price for the Securities, provided that you agree to provide the Company with a statement describing any amounts to be so paid at least one Business Day prior to the Closing. Additionally, the Company shall deliver to you or to such other persons as you shall direct on your signature page hereto, at the Closing, a check dated the Closing Date and representing your pro rata interest (based on the amount of Securities to be purchased by you) in the aggregate closing fee of $400,000 to be paid to the Purchasers by the Company (offset by the $65,000 underwriting deposit previously paid to you by the Company).

1.3      Purchaser's Representations

                  (a) You represent that you are purchasing the Securities to be purchased by you solely for your own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of your property being at all times within your control.

                  You further represent that you are knowledgeable, sophisticated and experienced in business and financial matters; that you have previously invested in securities similar to the Securities and fully understand the limitations on transfer described in Section 1.3(b) hereof and the restrictions on sales and other dispositions in this Agreement and the Documents; that you are able to bear the economic risk of your investment in the Securities and are presently able to afford the complete loss of such investment; that you are an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and that you have been afforded access to information about the Company and the Company's financial condition, results of operations, business, property, management and prospects sufficient to enable you to evaluate your investment in the Securities. You acknowledge that you have conducted your own analysis of the Company's financial condition and other foregoing factors and that you have not relied upon the analysis of the Other Purchaser in determining to make an investment in the Securities.

                  You further represent that you are a limited partnership or limited liability company, as applicable, duly formed, validly existing and in good standing under the laws of your jurisdiction of formation and that you have all requisite power and authority to enter into and perform all of your obligations under the Documents and to carry out the transactions contemplated hereby and thereby.

                  You further represent that you have taken all actions necessary to authorize the execution of, and to perform all of your obligations under, the Documents and to consummate the transactions contemplated hereby and thereby; that the Documents are legal, valid and binding obligations of your limited partnership or limited liability company, as applicable, enforceable against you in accordance with their respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

                  You further represent that neither the execution or delivery of the Documents, nor the performance of your respective obligations under the Documents, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any provision of your respective charter documents,
(ii) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which you or any of your respective properties may be subject or (iii) violate or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under any material agreement to which you are subject or may be bound, other than such violations, conflicts, defaults, terminations or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

                  (b) If you desire to sell or otherwise dispose of all or any part of the Securities or any Warrant Shares (other than pursuant to Rule 144 or an effective registration statement under the Securities Act), if requested by the Company, you will deliver to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, that an exemption from registration under the Securities Act is available. The Company will reimburse you for the reasonable fees and expenses incurred by you in obtaining any such opinion of counsel. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities and any Warrant Shares (and all securities issued in exchange therefor or substitution thereof) shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

In addition, all Warrant Shares will bear any legend required by the Stockholders Agreement.

                  (c) You represent that no part of the funds to be used to purchase the Securities to be purchased by you constitutes assets allocated to any trust which contains the assets of any employee pension benefit plan listed on Schedule 1.3(c) (being pension benefit plans with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person). The representation made by you in the preceding sentence is made in reliance upon your review of the list of employee pension benefit plans set forth on Schedule 1.3(c). As used in this Section 1.3(c), the terms "employee pension benefit plan," "separate account" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA and the terms "disqualified person" and "prohibited transaction" shall have the meanings assigned to such terms in Section 4975 of the Code.

                  (d) Except for Blum & Co., Inc., the Purchasers have not dealt with any broker, finder, commission agent or other Person (a "Broker") in connection with the purchase of the Securities and the transactions contemplated by this Agreement and have incurred no obligation to pay any broker's or finder's fee or commission or similar payment (a "Broker's Fee") in connection with such transaction (other than the fee of $1,300,000 payable by the Company to Blum & Co., Inc., as provided in Section 4.20 hereof).

1.4      Failure to Close; Postponement

                  If the Closing fails to occur on or before December 31, 1997, either party shall, at its election and notwithstanding anything to the contrary in this Agreement, be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided that, nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations under Section 1.5 and 1.6 hereof.

1.5      Expenses

                  Whether or not the Securities are sold, the Company agrees to pay or reimburse all expenses reasonably incurred by you relating to this Agreement, including but not limited to:

                  (a) the cost of preparing and reproducing this Agreement, the Securities, the other Documents and any other documents contemplated hereby or thereby;

                  (b) all reasonable out-of-pocket expenses incurred by you or your investment advisor in connection with the transactions contemplated by this Agreement and the other documents referred to in clause (a) above, including, without limitation, travel and lodging expenses and all costs incurred in connection with your review of the Company's business and operations;

                  (c) to the extent not specifically included in subparagraph
(b) immediately above, the reasonable fees and other charges of your counsel, Latham & Watkins, in connection herewith;

                  (d) the cost of delivering to your home office or the office of your designee, insured to your satisfaction, the Securities, the other Documents and any other documents contemplated hereby or thereby;

                  (e) any reasonable out-of-pocket fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities at the Closing pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

                  (f) all your reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) relating to any amendment, modification, waiver, consent or preservation or enforcement of rights under this Agreement and the other Documents and any other documents contemplated hereby or thereby; and

                  (g) all other reasonable expenses, including counsel's fees, incurred by the Company in connection with the transactions contemplated by this Agreement.

1.6      Indemnification

                  In addition to any and all obligations to indemnify you pursuant to that certain letter agreement, dated November 6, 1997, by and between you and the Company and pursuant to the Registration Rights Agreement or any of the other Documents, each party hereto (the "Indemnifying Party") hereby agrees, without limitation as to time, to indemnify the other party and its Agents and Affiliates (collectively, the "Indemnified Parties") against, and hold it and them harmless from, all losses, claims, damages, liabilities and costs (including the costs of preparation and reasonable attorneys' fees and expenses) (collectively, "Losses") incurred by it or them and arising out of or in connection with a breach of any representation, warranty, covenant or agreement in this Agreement or the other Documents (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any proceeding, other than to the extent, and only to the extent, that any Losses directly result from action on the part of any Indemnified Party which is finally judicially determined to constitute either gross negligence or willful misconduct. The Indemnifying Party agrees to reimburse any

Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party. The obligations of the Indemnifying Party to each Indemnified Party hereunder shall be separate obligations and the Indemnifying Party's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Indemnifying Party under this Section 1.6 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the exercise of the Warrants purchased by you, the redemption or repurchase of any Equity Securities, any transfer of the Securities by you, and the termination of this Agreement and the other Documents.

                  In case any action shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if it so desires, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify such Indemnifying Party shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent it is materially adversely affected by such failure. Each Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party has agreed in writing to pay such expenses; or (ii) the Indemnifying Party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include any Indemnified Party and such Indemnifying Party, and such Indemnified Party shall have been advised by outside counsel that there may be one or more legal defenses available to it which are inconsistent with or additional to those available to the Indemnifying Party, provided that, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel in the circumstances described in clauses (i), (ii) or (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding; provided, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any necessary local counsel), which counsel shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Indemnifying Party agrees that it will not, without the Indemnified Party's prior consent, which shall not be unreasonably withheld, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of the Indemnified Parties from all liability and obligation arising therefrom.

1.7      Contribution

                  If the indemnification provided for in Section 1.6 is unavailable to any Indemnified Party in respect of any Losses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Persons, shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, its subsidiaries and/or any other Person or Persons (other than Indemnified Parties) and the Indemnified Parties in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 1.6, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

1.8      Registration of Securities; etc.

                  (a) The Company shall maintain a register for the Securities in which it shall provide for the registration and transfer of the Securities.

                  (b) Upon surrender for registration of transfer of any Note or Warrant, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Warrant certificates of the same type, and of a like aggregate principal amount or number of shares.

                  (c) Notes or Warrant certificates may be exchanged at the option of any Holder thereof for Notes or Warrant certificates of a like aggregate principal amount or number of shares, but in different denominations. Whenever any Notes or Warrant certificates are so surrendered for exchange, the Company, at its expense, shall execute and deliver the Notes or Warrant certificates which the holder making the exchange is entitled to receive.

                  (d) All Notes or Warrant certificates issued upon any registration of transfer or exchange of such Notes or Warrant certificates shall be the legal and valid obligations of the Company, evidencing the same interests, and entitled to the same benefits, as Notes or Warrants surrendered upon such registration of transfer or exchange.

                  (e) Every Note or Warrant certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Company) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder thereof or its attorney duly authorized in writing.

1.9 Option to Purchase Incremental Senior Subordinated Notes and Incremental Warrants

                  (a) If there occurs any payment default or borrowings in excess of the borrowing base, which in either case is continuing under the Senior Credit Facility at any time on or prior to the second anniversary of the Closing Date, the Purchasers shall have the option (subject to the Company's right to cure, within seven days, borrowings in excess of the borrowing base), exercisable from time to time by the delivery of written notice to the Company (the "Incremental Purchase Notice") and subject to the conditions set forth in subsection (b) below, to purchase an aggregate principal amount of newly-issued Incremental Notes, allocated in accordance with the amounts set forth below each Purchasers' name on the signature pages hereto, up to or equal to the lesser of
(i) $4,000,000 and (ii) the greater of (A) the amount of such payment default or borrowings in excess of the borrowing base and (B) $1,000,000, and to purchase up to that number of Incremental Warrants equal to the product of (x) 2,878,459 multiplied by (y) a fraction, the numerator of which is the actual principal amount of Incremental Notes and the denominator of which is $4,000,000 (the "Incremental Warrants") (allocated ratably in accordance with the principal amount of Incremental Notes so purchased); provided that, if either Purchaser fails to exercise such option in full, the other Purchaser may exercise such option as to the principal amount of Incremental Notes and Incremental Warrants not purchased by the first Purchaser. Any such issuance will be subject to all of the conditions to Closing set forth in this Agreement, including the delivery of an opinion of counsel and officers' certificates as set forth in Section 2 hereof, and will be consummated not less than 10 days following the delivery of the Incremental Purchase Notice. The purchase option described above shall be exercisable upon any payment default or borrowing in excess of the borrowing base, provided that the aggregate principal amount of Notes purchased in all such exercises may not exceed the $4,000,000 limit set forth above.

                  (b) In no event shall the Purchasers have any option to purchase any Incremental Notes or Incremental Warrants unless and until all applicable requirements of law and the applicable rules and regulations of any stock exchange or the Nasdaq Stock Market have been satisfied. Without limiting the generality of the foregoing, Purchasers may not exercise such purchase option unless: (i) the Company has received written confirmation from the Company's principal stock exchange or the Nasdaq Stock Market that the issuance of such Incremental Notes and Incremental Warrants will not require stockholder approval under such organization's rules and regulations or (ii) stockholder approval for such issuance has been obtained. The Company agrees to use its reasonable best efforts to cause all of the conditions relating to the issuance of the Incremental Notes and Incremental Warrants to be satisfied.

1.10     Further Action

                  During the period from the date hereof to the Closing Date, the Company shall use its best efforts, and shall take all action necessary or appropriate, to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

SECTION 2.  CLOSING CONDITIONS

                  Your several obligations to purchase and pay for the Securities to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions on or before the Closing Date:

2.1      Opinion of Counsel

                  You shall have received a favorable opinion, dated the Closing Date and addressed to you, from Cozen and O'Connor, counsel for the Company, in form and substance satisfactory to you, as to the matters set forth on Annex E to this Agreement. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to you) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

2.2      Representations and Warranties True; No Event of Default

                  The representations and warranties of the Company contained in
Section 4 hereof shall be true in all material respects at and as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date. There shall exist at and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement) no Default or Event of Default.

2.3      Compliance with this Agreement

                  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in the other Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

2.4      Officers' Certificate

                  You shall have received a certificate or certificates, dated the Closing Date and signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, certifying that the conditions set forth in Sections 2.2, 2.3, 2.6, 2.7, 2.8, 2.10, 2.11, 2.12 and 2.13, hereof are satisfied on and as of such date and further certifying as to such other matters as you may request in the exercise of your reasonable discretion.

2.5      Your Purchase Permitted by Applicable Laws; Legal Investment

                  Your purchase of and payment for the Securities to be purchased by you (a) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall not subject you to any penalty or, in your reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (c) shall be permitted by the laws and regulations of the jurisdictions to which you are subject.

                  The Company shall have delivered to you factual certificates or other evidence requested by you, in form and substance satisfactory to you, to enable you to establish compliance with this condition.

2.6      The Warrant Agreement

                  The Company shall have entered into the Warrant Agreement, and you shall have received an original, duly executed by the Company, of the Warrant Agreement.

2.7      The Registration Rights Agreement

                  The Company shall have entered into the Registration Rights Agreement, and you shall have received an original, duly executed by the Company, of the Registration Rights Agreement.

2.8      Completion of Other Transactions

                  Simultaneously with the sale to you of the Securities to be purchased by you at the Closing:

                           (a) The Company and the Senior Lender shall have entered into the Senior Credit Facility providing for revolving credit availability of up to $15,000,000.

                           (b) The Senior Lender shall have entered into the Subordination Agreements which shall be in such form and shall contain such terms and conditions as are reasonably satisfactory to you.

                           (c) The Other Purchaser shall have consummated its purchase of Securities pursuant to the Other Purchase Agreement. If the Other Purchaser shall not have consummated such purchase on the Closing Date, the Company shall immediately refund to you any portion of the purchase price for the Securities previously paid by you.

                  Counterparts, conformed as executed, of all other documents delivered at the Closing, shall be delivered to you.

2.9      Proceedings Satisfactory

                  All proceedings taken in connection with the sale of the Securities, the transactions contemplated hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to you. You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to you. Any document annexed to this Agreement or any other document contemplated by this Agreement not approved by you in writing as to form and substance on the date this Agreement is executed shall be satisfactory in form and substance to you on or before the Closing.

2.10     Consents and Permits

                  The Company shall have received all consents, approvals, and authorizations and sent or made all notices, filings, registrations and qualifications disclosed or required to be disclosed on Schedule 4.16.

2.11     Security Agreements

                  The Company and the Subsidiary Guarantors, as applicable, shall have entered into the Security Agreements in the forms attached hereto as Annex F and you shall have received an original, duly executed by the Company or the Subsidiary Guarantors, as applicable, of the Security Agreements. The Company and the Subsidiary Guarantors shall also have delivered all financing statements, lien releases and other items you may reasonably request in connection with such agreement and the perfection of the liens granted thereunder.

2.12     Monitoring Agreement

                  The Company and the Purchasers shall have entered into a Monitoring Agreement in the form attached hereto as Annex G, and you shall have received an original, duly executed by the Company, of the Monitoring Agreement.

2.13     Stockholders Agreement

                  The Stockholders Agreement shall have been entered into by the parties thereto in the form attached hereto as Annex H, and you shall have received an original, duly executed by the parties thereto, of the Stockholders Agreement.

2.14     Amendment of Other Agreements

                  The Company shall have entered into, and shall have obtained the consent of all parties whose rights are affected by, amendments to existing documents and agreements applicable to the

Company and its Subsidiaries, including without limitation existing registration rights agreements, as may be reasonably requested by Purchasers in connection with the transactions contemplated hereby.

2.15     Financial Condition; Sources and Uses of Funds

                  You shall have received from John W. Kizer, Chief Financial Officer of the Company, (a) certificates of financial condition for the Company after giving effect to the issuance of the Securities, the application of the proceeds therefrom, and the other transactions contemplated hereby, which certificates shall be satisfactory to you and your counsel, and (b) a detailed statement, dated the Closing Date, of sources and uses of funds from your investment in the Securities and the other transactions being undertaken by the Company concurrently herewith.

SECTION 3.  HOLDER'S SPECIAL RIGHTS

                  The provisions of this Section 3 (other than Section 3.3(b)) shall apply, notwithstanding anything to the contrary in this Agreement, with respect to Transfer Restricted Securities only, provided, however, that Section
3.6 shall apply only to Notes which are Transfer Restricted Securities.

3.1      Delivery Expenses

                  If a Holder surrenders any Security to the Company for any reason, the Company agrees to pay the cost of delivering to or from such Holder's home office or to or from the office of such Holder's designee from or to the Company, as the case may be, insured to such Holder's reasonable satisfaction, the surrendered Security and each Security issued in substitution or replacement for the surrendered Security.

3.2      Issue Taxes

                  Notwithstanding anything to the contrary in Section 3.6, the Company agrees to pay all taxes (other than taxes in the nature of income, franchise or gift taxes) in connection with the issuance, sale, delivery or transfer by the Company to the Purchasers of the Securities and the execution and delivery of the Documents and any other agreements and instruments contemplated thereby and any modification of any of such Securities, Documents or such other agreements and instruments and will save you harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 3.2 shall survive the payment or prepayment of the Securities, the exercise of the Warrants and the termination of this Agreement.

3.3      Direct Payment

                  (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 1:00 p.m., New York time), by federal funds bank wire transfer to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto. Your initial bank account for this purpose is on your signature page hereof.

                  (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

3.4      Lost, etc. Securities

                  Notwithstanding any provision to the contrary, if any Security of which the Purchasers or any other institutional Holder (or nominee thereof) which is a transferee is the owner is mutilated, destroyed, lost or stolen, then the affidavit of the Purchaser's or such Holder's treasurer or assistant treasurer (or other authorized officer), briefly setting forth the circumstances with respect to such mutilation, destruction, loss or theft, shall be accepted as satisfactory evidence thereof, and no indemnity, security or payment of charges or expenses shall be required as a condition to the execution and delivery by the Company or the transfer agent with respect to such Security, of new Securities for a like aggregate principal amount or number of shares, as applicable, in substitution therefor, other than such Purchaser's or such Holder's unsecured written agreement reasonably satisfactory to indemnify the Company or the transfer agent, as the case may be.

3.5      Delivery of Financial Statements and Reports

                  (a) The Company will deliver to each Holder of Securities the following:

                           (1) as soon as available, but in any event not later than 45 days after the last day of each month commencing with the month ending January 31, 1998, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and related consolidated statements of operations and cash flow, of the Company and its Subsidiaries for such month and for the portion of the fiscal year through the end of such month in the format used by the Company for internal review purposes, together with related consolidating statements for such periods, all in reasonable detail and prepared in accordance with GAAP consistently applied, and accompanied by a comparison of current month results and year-to-date results as reported in such consolidated statements to (A) results for the corresponding periods of the prior fiscal year and (B) results projected for such periods in the budget and business plans delivered to Holders under Section 3.5(a)(3) below at the commencement of the current fiscal year;

                           (2) as soon as available, but in any event not later than 90 days after the close of each fiscal year, an audited consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year, and related audited consolidated statements of operations, cash flow and changes in stockholders' equity of the Company and its Subsidiaries for such fiscal year, reported on (without any material qualification arising from the scope of the audit) by a nationally recognized firm of independent certified public accountants and prepared in accordance with GAAP consistently applied;

                           (3) as soon as available, but in any event not later than 45 days following the first day of each fiscal year beginning on or after January 1, 1998, reasonably detailed monthly budget and business plans for the Company for the immediately forthcoming fiscal year, which plans will be updated within 45 days following any business acquisition to reflect management's planning with respect to the acquired business;

                           (4) as soon as available to the Company, copies of any financial statements and other reports prepared with respect to nonconsolidated subsidiaries or joint ventures in which the Company has made any Investment or otherwise has any ownership interest, in the form received or prepared by the Company;

                           (5) copies of all reports and letters delivered by the Company's independent auditors to management of the Company with respect to the Company's internal controls, financial condition or other material matters; and

                           (6) copies of any financial or other report or notice delivered to, or received from, any holders of Senior Indebtedness, not otherwise delivered to the Holders pursuant to this Section 3.5.

                  (b) Each financial statement delivered pursuant to paragraph
(a)(1) of this Section 3.5 shall be in the format used by the Company for internal review purposes and (a)(2) of this Section 3.5 shall be in a form reasonably acceptable to the Purchasers; provided that, financial statements complying the requirements of Regulation S-X shall be deemed to be reasonably acceptable to the Purchasers; and shall be accompanied by a brief narrative description of business and financial trends and developments material to the Company and its Subsidiaries and significant transactions that have occurred in the appropriate period or periods covered thereby, together with information or updates regarding any litigation or other contingent liability that has arisen or been threatened against the Company or its Subsidiaries.

                  (c) The requirements of paragraphs (a) and (b) of this Section
3.5 shall not apply to the Company in the event that the Company is required to deliver and does deliver reports to the Holders pursuant to Section 5.2.

                  (d) Nothing in this Section shall be deemed to require the Company to consolidate the results of operations of any person in its financial statements, if such consolidation is not otherwise required pursuant to GAAP.

3.6      Taxes

                  (a) All payments by the Company on account of any Note or pursuant to this Agreement shall be made free and clear of and without reduction for or on account of any present or future taxes, assessments or governmental charges, and all liabilities with respect thereto, excluding:

                           (i) any taxes, assessments or governmental charges imposed by any jurisdiction other than the United States or any political subdivision thereof,

                           (ii) any taxes, assessments or governmental charges imposed by the United States or any political subdivision thereof by means of withholding at the source, if and to the extent that such taxes, assessments or governmental charges shall be in effect and shall apply on the Applicable Date, as defined below, after giving effect to any applicable provisions of income tax treaties to which the United States is a party, with respect to (A) payments to be made to the

         Purchasers, (B) the allocable share of such payments of any partner of any Purchaser as of the date hereof that is a foreign person for United States federal income tax purposes or a partnership one or more of whose partners is such a foreign person (a "Foreign Person"), (C) payments to be made to any transferee that is a Foreign Person (a "Foreign Transferee"), or (D) the allocable share of such payments of any Foreign Transferee of any partnership interest in any Purchaser or any Foreign Transferee;

                           (iii) any taxes, assessments, or other governmental charges imposed on any holder or the beneficial owner of a Note (or any partner thereof) based on or measured by overall net income (including, without limitation, any branch profits tax, accumulated earnings tax or alternative minimum tax) and any other franchise or net worth taxes and any taxes imposed in lieu of such net income, franchise or net worth taxes;

                           (iv) any estate, inheritance, gift, or personal property taxes or any similar taxes, assessments or other governmental charges;

                           (v) any taxes that would not have been imposed but for the status of any person as a 10 percent shareholder within the meaning of Section 871(h)(3)(B) of the Code or as a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

                           (vi) any taxes, assessments or other governmental charges to the extent the same would not have been imposed but for (A) a failure by the holder or beneficial owner of a Note to comply with applicable certification, information, documentation or other reporting requirements concerning its nationality, residence, identity, or connection with the United States, if without regard to any tax treaty, such person would be entitled under applicable law to claim, and such person's compliance with the foregoing requirements is required by statute or regulation of the United States as a precondition to relief or exemption from such taxes, assessments or other governmental charges or (B) any change in the status of the holder or beneficial owner of a Note or any partner thereof attributable to action taken by such person that is not required or expressly contemplated by this Agreement or the Documents.

(all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Covered Taxes"). The "Applicable Date" shall be for purposes of clauses (ii) (A) and (B) above, the date hereof, and, for purposes of clauses (ii) (C) and (D), the date of the transfer described in each such clause, respectively.

                  (b) If the Company shall be required by law to deduct any taxes from or in respect of any sum payable on account of any Note or pursuant to this Agreement, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Covered Taxes (including deductions applicable to additional sums payable under this subsection) each Purchaser (or such Foreign Transferee) receives an amount equal to the sum it would have received had no deductions for such Covered Taxes been made, (ii) the Company shall make deductions for all taxes as required under applicable law and
(iii) the Company shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

                  (c) The Company will indemnify each Purchaser and each Partner thereof (or Foreign Transferee of an interest in any Note or this Agreement or of any partnership interest in such Purchaser or in any Foreign Transferee) for the (i) full amount of Covered Taxes arising in connection with amounts payable by the Company on account of the Notes or pursuant to this Agreement (less any amount paid by the Company pursuant to clause (b)(iii) above with respect to the same Covered Taxes), and (ii) any taxes (including any penalties, interest or additions to tax) imposed by any jurisdiction, reduced by any tax credits or other tax benefits, on amounts payable under this subsection paid by such Person.

                  (d) If the Company determines, and provides to the holder or beneficial owner of a Note an opinion of outside counsel of recognized standing confirming, that the Company has or will become obligated to pay additional amounts with respect to a Note pursuant to subparagraph (a), (b) or (c) of this
Section 3.6 as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any treaties to which the United States is a party, or any change in official position regarding the application or interpretation or such laws, regulations, rulings or treaties, which change or amendment becomes effective on or after the date of this Agreement, the Company, at its option, may redeem such Note, or, if such obligation relates only to one partner or certain partners in a Purchaser, may redeem such portion of the Note that corresponds to the allocable shares of the affected partners, at its outstanding principal balance plus accrued interest and any additional amounts due pursuant to subsection (a), (b) or (c) of this
Section 3.6 (but otherwise without any premium or penalty). To the extent that the portion of a Note allocable to a partner of a Purchaser is redeemed pursuant to this Section 3.6(d), such partner shall be treated for purposes of this
Section 3.6 as having terminated its interest in the Purchaser as of the date of such redemption.

                  (e) No provision of this Section 3.6 shall be interpreted or construed to negate, reduce or otherwise limit the Company's obligation to pay certain taxes pursuant to Section 3.2 of this Agreement and to indemnify the Purchasers with respect to such taxes.

                  (f) Within 30 days after the date of any payment of Covered Taxes, the Company will furnish to each Purchaser (or any Foreign Transferee of an interest in any Note or in this Agreement), at its address referred to on the signature page hereof (or at such address as is provided to the Company), the original or a certified copy of a receipt evidencing payment thereof.

                  (g) The obligations of the Company under this Section 3.6 shall survive the payment or prepayment of principal of and interest on the Notes, and the termination of this Agreement.

                  (h) Each Purchaser and each partner thereof agree to pursue reasonable measures in good faith, not including the assignment or transfer of any interest in this Agreement or the Note or of any partnership interest in the Purchaser (within 60 days after notice from the Company that a Covered Tax may be imposed with respect to payments to such Purchaser) to avoid the imposition of such Covered Tax.

                  (i) Each holder or beneficial owner of a Note shall notify the Company of any change or amendment described in subsection (d) of this Section
3.6 of which it has actual knowledge and that would by reason of the status of such Person result in the Company becoming obligated to pay additional amounts with respect to a Note under subsection (a), (b) or (c) of this Section 3.6. Such Person shall provide such notice as soon as is reasonably practicable, but in no event more than 30 days after (i) the date of enactment in the case of a law, (ii) the date of announcement of an exchange of instruments of ratification (or other official actions that finalize the change) in the case of a treaty, or
(iii) the date of issuance or official announcement in the case of a regulation, ruling or change in official position regarding the application or interpretation of such laws, regulations, ruling or treaties. If the change or amendment affects any Partner of a Purchaser, but does not relate to all Partners of such Purchaser, the notice shall specify the allocable share of each Partner that is known by the party providing such notice to be affected. Failure to supply such notice within the foregoing periods shall result in a waiver of the right to receive such additional amounts with respect to such Person or partner, but shall not constitute a waiver of the right to receive any other additional amounts.

                  (j) Each Purchaser may at any time after receiving notice of the Company's intention to redeem any Note pursuant to subsection (d) of this
Section 3.6 elect to waive the right to receive all such additional amounts (or, if such additional amounts relate to a partner in the Purchaser, all such additional amounts relating to that partner) giving rise to the Company's right of redemption. In that event, the Company shall not be entitled to redeem the Note (or, in the circumstances described in the preceding parenthetical, the applicable portion of the Note) by reason of having an obligation to pay such additional amounts and the obligation to pay such additional amounts shall be waived. Such waiver shall not constitute a waiver of the right to receive any other additional amounts that would have been payable if such Notes had been redeemed.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

                  The Company hereby represents and warrants as follows:

4.1      Organization, Standing and Qualification

                  (a) Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it so to qualify or be licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has heretofore delivered to your counsel complete and correct copies of the Charter Documents of the Company and the Subsidiary Guarantors and has identified on Schedule 4.1(a) all jurisdictions in which it or its Subsidiaries is qualified or licensed to do business as a foreign corporation.

                  (b) The Company has all requisite power and authority to enter into and perform all of its obligations under the Documents, to issue and perform all of its obligations under the Securities and to carry out the transactions contemplated hereby and thereby.

                  (c) The Company has identified on Schedule 4.1(c) (i) the name and jurisdiction of incorporation or organization of each of its Subsidiaries and (ii) the percentage of the issued and outstanding capital stock and other equity securities (including rights, warrants and options to acquire, and all securities convertible into or exchangeable for, such capital stock) of each such Subsidiary owned directly or indirectly by the Company. All such shares of capital stock and other equity securities have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company or its Subsidiaries beneficially and of record, free and clear of any Lien except as set forth on Schedule 4.1(c).

4.2      Capitalization

                  The authorized capital stock of the Company consists solely of 100,000,000 shares of Common Stock, $0.0001 par value, of which 17,537,963 shares are issued and outstanding as of the date hereof and 5,000 shares of Preferred Stock of which 1,349 shares are designated Series A Convertible Preferred Stock (the "Preferred Stock"), and of which 1,054.35 are issued and outstanding as of the date hereof.

                  All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable.

                  Except as set forth in Schedule 4.2 hereto or as provided in the Warrant Agreement, (a) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any Capital Stock of the Company; (b) there are no obligations or securities convertible into or exchangeable or exercisable for shares of any Capital Stock of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; and (c) there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company.

                  Schedule 4.2 identifies (i) all holders of Capital Stock of the Company and all holders of outstanding rights, warrants and options to acquire Capital Stock of the Company who, to the knowledge of the Company, "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the outstanding capital stock of the Company or who are officers or directors of the Company, (ii) the title of the class and series, and amount, of securities held by each of such holders and (iii) the number of shares of Common Stock into which the securities held by each of such holders may be exercised or converted. Schedule 4.2 additionally sets forth the pro forma fully diluted share capitalization of the Company, after giving effect to the issuance of the Warrants. Immediately following the Closing, the total number of shares issuable upon exercise of all Warrants will equal 20% of the aggregate number of shares of Common Stock then outstanding, stated on a fully diluted basis (giving effect to the issuance of the Warrant Shares, the exercise of outstanding options to acquire Capital Stock of the Company and conversion of the Preferred Stock).

                  Except as set forth on Schedule 4.2 hereto, no Subsidiary of the Company has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity securities, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or other equity securities or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or other equity securities.

                  The Company has not entered into any agreement to register its equity or debt securities under the Securities Act, except as identified on
Schedule 4.2 hereto and except for the Registration Rights Agreement.

4.3      Authorization of Agreement and Other Documents

                  The Company has taken all actions necessary to authorize it to enter into and perform all of its obligations under the Documents, to issue and perform all of its obligations under the Notes and Warrants and to consummate the transactions contemplated hereby and thereby. Each Subsidiary

Guarantor has taken all actions necessary to authorize it to enter into and perform all of its obligations under the Subsidiary Guarantees and the Security Agreements and to consummate the transactions contemplated hereby and thereby. The Documents, the Notes, the Subsidiary Guarantees and the Warrants are legal, valid and binding obligations of the Company (or of the Subsidiary Guarantors, in the case of the Subsidiary Guarantees and the Security Agreements), enforceable against it in accordance with their respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4      No Violation

                  Neither the execution or delivery of the Documents nor the issuance, sale or delivery of the Securities, nor the performance by the Company or the Subsidiary Guarantors of their respective obligations under the Documents, Subsidiary Guarantees or the Securities nor the consummation of the transactions contemplated hereby and thereby, will:

                  (a) violate any provision of the Charter Documents of the Company or any of its Subsidiaries;

                  (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject;

                  (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Subsidiaries in excess of $100,000 or the acceleration of which would result in a Material Adverse Effect; or

                  (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation of any Lien upon any property of the Company or any of its Subsidiaries under, any mortgage, indenture, loan agreement, note, debenture or other agreement for borrowed money or any other material agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

                  The Company is not in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

4.5      Use of Proceeds

                  The net proceeds from the sale of the Securities hereunder will be used solely for the repayment of existing debt and for general corporate purposes, including working capital and the expenses incurred in connection with the transactions contemplated by the Documents. Immediately upon Closing, there shall be in full force and effect the Senior Credit Facility, under which the Company and/or its

Subsidiaries will have available the borrowing capacity set forth in Section 2.8, subject to a borrowing base and customary conditions precedent as specified therein.

4.6      No Default

                  No event has occurred or failed to occur which constitutes a Default or Event of Default.

4.7      Outstanding Indebtedness; Senior Indebtedness; Preferred Stock; Liens

                  The capitalization table on Schedule 4.7 sets forth and identifies in reasonable detail all outstanding short-term and long-term indebtedness and preferred stock of the Company and its Subsidiaries, including all notes issued by the Company to finance the acquisition of real or personal property, prior to and after giving effect to the transactions contemplated by Sections 2.8 and 4.5 hereof. Schedule 4.7 includes the names of the holders, principal amounts or liquidation values, required interest or dividend payments and maturity dates of all such indebtedness and preferred stock.

                  (1) All Indebtedness represented by the Notes shall be subordinated in right of payment only to the Senior Indebtedness, and only to the extent and in the manner set forth herein and in the Subordination Agreements; and

                  (2) The Company and its Subsidiaries do not have any outstanding Indebtedness (other than the Senior Indebtedness) to which the indebtedness represented by the Notes is in any way subordinated;

except, in each of clauses (1) and (2) above, for Indebtedness secured by Permitted Liens.

                  There are no Liens outstanding on the date hereof and there will be no Liens outstanding on the Closing Date on any property or asset of the Company or any of its Subsidiaries other than Permitted Liens.

4.8      Financial Statements

                  Attached hereto as Annex I are consolidated balance sheets and statements of income and cash flows of the Company and its Subsidiaries as of and for the fiscal year ended December 31, 1996, and consolidated balance sheets and statements of income of the Company and its Subsidiaries as of and for the nine months ended September 30, 1997.

                  Except as otherwise stated in the notes thereto, such balance sheets and statements of income and cash flows (which reflect all adjustments, consisting only of normally recurring accruals which, in the opinion of the Company, are necessary for fair presentation) have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved and fairly present the consolidated financial position and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated.

                  Except as reflected in such balance sheets and any notes thereto, neither the Company nor any of its Subsidiaries has any material liabilities, absolute or contingent, other than ordinary course liabilities incurred since September 30, 1997 in connection with the conduct, consistent with past practices, of the business of the Company and its Subsidiaries, respectively.

4.9      No Material Adverse Change

                  Since November 1, 1997, the Company and its Subsidiaries taken as a whole have not suffered any material adverse change in their properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise).

4.10     Full Disclosure

                  None of the Documents, any document attached hereto or thereto or contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading (the term "material," as used in this sentence, meaning material in terms of the Company and its Subsidiaries, taken as a whole, or in terms of the rights and interests of the Holders of Securities under the Documents). There is no fact known to the Company which the Company has not disclosed to you which could reasonably be expected to have a Material Adverse Effect.

4.11     Litigation

                  Except as set forth on Schedule 4.11, there is no action, proceeding or investigation pending, or to the knowledge of the management of the Company after due inquiry, threatened, against or affecting the Company or any of its Subsidiaries in any court or before any governmental authority or arbitration board or tribunal, foreign or domestic, except for such actions which, if adversely determined, singly and in the aggregate, would not have a Material Adverse Effect, and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or the issuance of the Securities or the other transactions contemplated hereby or thereby.

                  Neither the Company nor its Subsidiaries is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal which has or which can reasonably be expected to have a Material Adverse Effect.

4.12     Title to and Condition of Properties

                  Except for such defects of title or Liens as are immaterial in the aggregate to the business of the Company and its Subsidiaries taken as a whole, and except for Permitted Liens, each of the Company and its Subsidiaries has good and marketable title to all the real properties and other assets (tangible or intangible) it purports to own, free and clear of all Liens.

                  Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that, either singly or in the aggregate, are immaterial to the business of the Company and its Subsidiaries taken as a whole.

                  All leases and other material agreements to which the Company or any of its Subsidiaries is a party are valid and binding and in full force and effect, no default has occurred or is continuing thereunder which could be reasonably likely to have a Material Adverse Effect and no consent need be obtained (other than consents which have been or will be obtained prior to the Closing) from any Person in respect of any such lease or agreement in connection with the transactions contemplated hereby.

                  Except for such assets, plants and facilities as are immaterial in the aggregate to the business of the Company and its Subsidiaries taken as a whole, all tangible assets, plants and facilities of each of the Company and its Subsidiaries are in good condition and repair and are adequate, in the reasonable opinion of the Company, for the uses to which they are being put or would be put in the ordinary course of business; and none of such facilities and assets is in need of maintenance or repair, except for routine maintenance and repair.

4.13     Taxes

                  All tax returns required to be filed by the Company or its Subsidiaries in any jurisdiction (including foreign jurisdictions) have been so filed, and all taxes, assessments, fees and other charges due or claimed to be due from the Company or its Subsidiaries which are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest. The Company knows of no actual or proposed material additional tax assessments for any fiscal period against the Company or any of its Subsidiaries or of any basis therefor. Except as stated in Schedule 4.13, none of the Company's tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

4.14     ERISA

                  (a) The execution and delivery of this Agreement, the other Documents and the sale of the Securities to be purchased by you will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code. The representation made in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in Section 1.3 hereof as to the source of the funds to be used by you to purchase said Securities.

                  (b) The Company and each of its Subsidiaries is in compliance in all material respects with any applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to all employee pension benefit plans (collectively, "Pension Plans") and all employee welfare benefit plans (collectively "Welfare Plans") maintained or contributed to by the Company or any of its Subsidiaries. No reportable event has occurred or is reasonably expected to occur with respect to any Pension Plan. There are no unfunded benefit liabilities under any of the Pension Plans. Neither the Company nor any of its Subsidiaries has incurred or is reasonably expected to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan maintained or contributed to by the Company or any Subsidiary. Except as set forth on Schedule 4.14 hereof, neither the Company nor any of its Subsidiaries has any obligation to make any payment to or with respect to any former employee of the Company or any of its Subsidiaries pursuant to any retiree medical benefit or other Welfare Plan.

                  As used in this Section 4.14, the terms "employee pension benefit plan," "employee welfare benefit plan," "reportable event," "unfunded benefit liabilities," "withdrawal liability" and "multiemployer plan" shall have the meanings assigned to such terms in ERISA.

                  Schedule 4.14 contains a complete list of all employee pension benefit plans, employee welfare benefit plans and multiemployer plans which (i) are maintained or contributed to by the Company or any of its Subsidiaries and
(ii) are not listed on Schedule 1.3(c).

4.15     Compliance with Laws

                  None of the Company or any of its Subsidiaries is in violation of any statutes, laws, ordinances, or governmental rules or regulations or any judgment, order or decree (federal, state, local or foreign) to which any of them is subject or has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, which violation or failure could reasonably be expected to have a Material Adverse Effect.

4.16     Third Party Consents

                  Except as disclosed on Schedule 4.16, neither the nature of the Company or any of its Subsidiaries or of any of their businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing or the Warrant Shares at the times permitted by the Warrant Agreement, as contemplated hereby and in the other Documents, nor the performance by the Company or any of its Subsidiaries of their other obligations hereunder or under the other Documents is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person (other than the Nasdaq Stock Market) on the part of the Company or any of its Subsidiaries as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Securities at the Closing or the Warrant Shares at the times permitted by the Warrant Agreement, or any other performance called for by the Documents, other than the filings, registrations or qualifications under the state securities laws or "blue sky" laws of any state of the United States of America that may be required to be made or obtained, all of which shall have been made or obtained on the Closing Date (and copies of which shall have been delivered to you). The Nasdaq Stock Market has granted all necessary waivers of its rules and listing requirements to permit the issuance of the Notes (other than the Incremental Notes) and the exercise of the Warrants (other than the Incremental Warrants) consistent with the continued quotation of the Company's Common Stock on the Nasdaq National Market and without any shareholder notification requirement or other conditions subsequent.

4.17     No Violation of Regulations of Board of Governors of Federal Reserve
         System

                  None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

4.18     Private Offering

                  The sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. The representation made in the preceding sentence is made in reliance upon and subject to the accuracy of your representations in Section 1.3 hereof. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by the Company or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  You are the sole purchasers of the Securities. Except for shares of Common Stock issued (i) upon conversion of shares of the Company's Preferred Stock and (ii) upon exercise of outstanding options, no securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to you hereunder within the provisions of Section 5 of the Securities Act, or offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act.

4.19     Governmental Regulations

                  Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money. Neither the Company nor any of its Subsidiaries is a United States real property holding corporation as defined in Section 897(c)(2) of the Internal Revenue Code.

4.20     Brokers

                  The Company has not dealt with any Broker in connection with the sale of the Securities and the transactions contemplated by this Agreement (other than Blum & Co., Inc.) and the Company is under no obligation to pay any Broker's Fee in connection with such transactions (other than (i) the fee of $1,300,000 payable to Blum & Co., Inc., of which $650,000 shall be paid at Closing and $650,000 shall be paid one year from the date of Closing and accrue interest at rate not to exceed 12% per annum and (ii) the closing fee payable by the Company to the Purchasers or their designees as set forth in Section 1.2). The Company hereby agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any Broker's Fees in connection with such transactions entered into by the Company, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is actually prejudiced by such failure to give notice.

4.21     Environmental Compliance

                  Except as disclosed on Schedule 4.21, (i) each of the Company and its respective Subsidiaries is in compliance with the provisions of all Environmental Laws relating to its business, properties and assets, including, without limitation, to the Real Property (as defined below) or the ownership, use, control, management, operation or occupancy thereof; (ii) none of the Company or any of its respective Subsidiaries has violated any provision of any applicable Environmental Laws; and (iii) none of the Company or any of its Subsidiaries has any liability, absolute or contingent, under any Environmental Law; except in each case of (i), (ii) or (iii) above which is not reasonably likely to have a Material Adverse Effect. "Environmental Laws" means any and all Federal, state or local laws, statutes, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements and the common law relating to pollution or protection of public or employee health or the environment, including without limitation CERCLA and RCRA; "Hazardous Material" means any hazardous substances, pollutants or contaminants as defined in CERCLA and its implementing regulations, and any toxic substance, hazardous or other waste, hazardous constituent, petroleum, including crude oil and any fractions thereof, chemicals, materials or substances regulated under any Environmental Laws; "Real Property" means the offices, stores, warehouses, distribution facilities and all other real property and related facilities that are or were owned, leased, operated, used, controlled, managed or occupied by the Company or any of its Subsidiaries; "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) and any regulations promulgated thereunder; "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) and any regulations promulgated thereunder.

                  Except as disclosed on Schedule 4.21, to the knowledge of the Company, there have been no discharges, emissions, or releases of Hazardous Material on, upon, under, into or from any real property in the vicinity of any Real Property, including Real Property of any predecessor in interest of the Company or its Subsidiaries.

                  Except as disclosed on Schedule 4.21, to the knowledge of the Company, no Real Property of the Company or any of its Subsidiaries or any Real Property of any predecessor in interest of the Company or its Subsidiaries is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both as promulgated under CERCLA, or any comparable state list, or listed or formally proposed for listing, on any comparable local list, and none of the Company or any of its Subsidiaries has received any written notification of potential or actual liability, or any written request for information, with respect to any Real Property pursuant to CERCLA or any comparable state or local Environmental Law.

4.22     Intellectual Property

                  Except as disclosed on Schedule 4.22, the Company and its Subsidiaries own, or are licensed under, and have the rights to use, all patents, inventions, trademarks and trade names (collectively, "Intellectual Property") used in, or necessary for the conduct of, their businesses as currently conducted, and the consummation of the transactions contemplated by the Documents will not alter or impair any such rights. Except as disclosed on
Schedule 4.22, to the Company's knowledge, no claims have been asserted by any person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. Except as disclosed on Schedule 4.22, to the Company's knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any person.

4.23     Solvency

                  The Company is not, and will not be after giving effect to the issuance of the Securities and the execution, delivery and performance of the Documents and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, (x) insolvent or (y) left with unreasonably small capital with which to engage in its anticipated business, and the Company has not, and does not believe it will have after giving effect to the issuance of the Securities and the execution, delivery and performance of the Documents and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, including the Senior Credit Facility, incurred debts beyond its ability to pay such debts as they mature (consistent with past practice).

4.24     Labor Relations

                  To its knowledge, neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending or to the best knowledge of the Company threatened against the Company or any of its Subsidiaries before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending or known to be threatened, (b) no strike, labor dispute, slowdown or stoppage pending or to the best knowledge of the Company threatened against the Company or any of its Subsidiaries, and (c) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to its knowledge, no union organizing activities are taking place.

4.25     Material Contracts

                  Schedule 4.25 lists all contracts, agreements, licenses and commitments to which the Company or any Subsidiary is a party or is bound that involve, in any instance, an obligation or commitment on the part of the Company or a Subsidiary in an amount greater than $100,000, or the breach or termination of which would have a Material Adverse Effect (collectively, the "Material Contracts"). Except as set forth on Schedule 4.25, none of the Company or any Subsidiary is in default under any Material Contract, which defaults could reasonably be expected to have a Material Adverse Effect.

4.26     Survival of Representations and Warranties

                  All statements contained in any certificate or other document delivered to you by or on behalf of the Company pursuant to or in connection with this Agreement or the Closing shall be deemed to constitute representations and warranties under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. All of the Company's representations and warranties thereunder and hereunder shall survive the execution and delivery of the same, any investigation by you and the issuance of the Securities.

SECTION 5.  COVENANTS


                  So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Notes as follows:

5.1      Payment of Notes; Satisfaction of Obligations

                  The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

                  If there has occurred and is continuing any Event of Default under Sections 6.1(1) or 6.1(2) hereof, then to the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at the Default Rate, compounded monthly.

                  Subject to performance by all other parties thereto of their respective obligations thereunder, the Company shall satisfy all of its obligations under the Documents. The Company shall make all payments required to be made to the holders of the Warrants and Warrant Shares under the Warrant Agreement on the dates and in the manner provided in the Warrant Agreement.

5.2      SEC Reports, Financial Reports

                  The Company shall deliver to the Holders within 15 days after it files them with the SEC copies of any reports, proxy statements and other information which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act.

5.3      Compliance Certificate

                  (a) The Company shall deliver to the Holders, within 45 days after the end of each fiscal quarter and within 90 days after the end of each fiscal year of the Company an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate the Company's compliance with the covenants contained in this
Section 5.

                  (b) The Company will deliver to the Holders, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other loan agreement, mortgage, indenture or instrument referred to in Section 6.1(6), an Officers' Certificate specifying in reasonable detail such Default, Event of Default or default and the nature of any remedial or corrective action the Company proposes to take with respect thereto.

5.4      Stay, Extension and Usury Laws

                  The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforce, which may affect the covenants or the performance of its obligations under this Agreement or the Securities; and the Company (to the extent it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.5      Limitation on Restricted Payments

                  (a)      The Company shall not, directly or indirectly:

                           (1) declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its Capital Stock, other than in shares of Common Stock;

                           (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary (other than any such Equity Interest of a directly or indirectly wholly-owned Subsidiary of the Company) or other Affiliate of the Company;

                           (3) permit any Subsidiary to declare or pay any dividend on, or make any distribution to the holders (as such) in respect of, any shares of its Capital Stock except to the Company or another directly or indirectly wholly owned Subsidiary of the Company;

                           (4) permit any Subsidiary to purchase, redeem or otherwise retire for value any Equity Interests of it, the Company or any Affiliate of either of them (other than any such Equity Interests owned by the Company or any other directly or indirectly wholly owned Subsidiary of the Company); or

                           (5) make, or permit any Subsidiary to make, any Investment (other than a Permitted Investment) or Restricted Debt Prepayment.

5.6      Corporate Existence

                  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each of them and the corporate rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to any Holder.

5.7      Same Business

                  The Company and its Subsidiaries will not engage in businesses which are not of the same general type as conducted by the Company and its Subsidiaries on the date hereof or businesses which do not have a substantial connection thereto.

5.8      Taxes

                  The Company shall, and shall cause its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

5.9      Investment Company Act; United States Real Property Holding Corporation

                  Neither the Company nor any of its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries shall become a United States real property holding corporation as defined in Section 897(c)(2) of the Code.

5.10     No Merger, etc.

                  Neither the Company nor any of its Subsidiaries shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of their respective assets to, any Person; provided, however, that any Subsidiary of the Company may consolidate or merge with or into the Company or any of its other wholly-owned Subsidiaries if such consolidation or merger is otherwise permissible under Section 5.6.

5.11     Limitation on Additional Indebtedness

                  (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (collectively, "incur") any Indebtedness other than (i) the Indebtedness represented by the Notes, (ii) up to $15,000,000 aggregate principal amount of Senior Indebtedness, (iii) Indebtedness between or among the Company and its Subsidiaries and/or between or among the Company's Subsidiaries and (iv) up to $25,000,000 aggregate principal amount of other Indebtedness at any time outstanding.

                  (b) No Indebtedness of the Company shall constitute Senior Indebtedness for any purpose under this Agreement, the Notes or the other Documents unless the holder of such Indebtedness has entered into the Subordination Agreements, on or prior to the Closing Date, pursuant to Section 2.8, or (ii) shall have signed subordination agreements following the Closing Date which shall contain substantially similar terms and conditions as are contained in the Subordination Agreements entered into pursuant to Section 2.8.

5.12     Limitation on Transactions With Affiliates

                  (a) Neither the Company nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary from an unrelated person; provided, however, that the Company and its wholly-owned Subsidiaries may engage in any sale, lease, transfer, or other disposition of property among themselves and may enter into any contract, agreement, understanding, loan, advance or guarantee among themselves.

                  (b) In addition, neither the Company nor any Subsidiary may enter into an Affiliate Transaction or series of related Affiliate Transactions involving or having a potential value of more than $50,000 unless such transaction has been approved by the Holders of a majority in principal amount of the Notes; provided, however, that the Company and its wholly-owned Subsidiaries may engage in any sale, lease, transfer, or other disposition of property among themselves and may enter into any contract, agreement, understanding, loan, advance or guarantee among themselves.

                  The limitations set forth in this Section 5.12 will not apply to any compensatory transaction approved in good faith by the Board of Directors, with an officer, director or employee entered into the ordinary course of business, including, without limitation, compensation, indemnity and employee benefit arrangements.

5.13     Restrictions on Liens

                  The Company will not itself, and will not permit any Subsidiary, to create or suffer to exist any Liens upon any assets of the Company or any Subsidiary or any shares of capital stock of any Subsidiary, in either case now owned or hereafter acquired, provided, however, that this
Section 5.13 shall not prohibit the creation or continuing existence of any Permitted Liens. If the Company at any time pledges shares of capital stock to the Senior Lender, the Company shall execute and deliver to and for the benefit of the Holders, a pledge agreement in substantially the same form as executed in favor of the Senior Lender, except that any pledges in favor of the Holders shall be second in priority to that of the Senior Lender pursuant to subordination agreements containing substantially similar terms and conditions as are contained in the Subordination Agreements entered into pursuant to
Section 2.8.

5.14     Sale of Assets

                  (a) Except with respect to Permitted Asset Sales, neither the Company nor any of its Subsidiaries shall sell, lease, convey or otherwise dispose (whether in one transaction or a series of transactions) of any assets (including capital stock of any Subsidiaries), other than sales of inventory in the ordinary course of business (an "Asset Sale"), if the aggregate Net Proceeds of all Asset Sales during any fiscal year exceed $250,000.

                  (b) Neither the Company nor any of its Subsidiaries shall, without the consent of the Holders of a majority in principal amount of the Notes, enter into any Asset Sale if the consideration paid is less than an amount equal to the greater of (x) the fair market value of such asset and (y) the book value of such asset; provided, however, that assets with a fair market value of not greater than $100,000 in the aggregate may be sold during any fiscal year without regard to the foregoing requirement if the amount of consideration received for such assets is promptly applied to the purchase of comparable assets.

                  (c) Except with respect to Permitted Asset Sales, at least 90% of the consideration for each such Asset Sale received by the Company or such Subsidiary shall be in the form of cash; provided, however, that the amount of
(i) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary that are assumed by the transferee of any such assets or stock sold, leased, conveyed or disposed of and (ii) any notes or other obligations received by the Company or any Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash, shall be deemed to be cash for purposes of this Section 5.14(c).

5.15     Ownership of Subsidiaries

                  Except with respect to Permitted Asset Sales or as permitted by Section 5.6 or 5.14 above, the Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to those Equity Interests of each of its Subsidiaries owned by it, free and clear of any Lien other than Permitted Liens.

                  Except with respect to Permitted Asset Sales and notwithstanding the provisions of Section 5.14 above, neither the Company nor any Subsidiary shall dispose of the Capital Stock of any Subsidiary, if, after giving effect to such disposition, the Company would own less than a majority of the outstanding economic and voting interests in such Subsidiary or former Subsidiary.

5.16     Insurance

                  The Company shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets. In addition to the foregoing, the Company shall maintain in full force and effect, with a reputable insurer or insurers, to the extent obtainable at a commercially reasonable price, a key-man life insurance policy or policies on Mr. David Ferran in an aggregate insured amount at least equal to the lesser of (i) $10,000,000 or (ii) the aggregate amount of the Company's outstanding obligations under the Notes and all Senior Indebtedness, naming the Company as beneficiary and any holder of Senior Indebtedness and the Purchasers as loss payees, which policy or policies shall be obtained as soon as practicable by the Company after the date hereof but in no event later than 90 days after the date hereof.

5.17     Minimum Interest Coverage Ratio

                  The Company shall furnish to the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, to such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate) an Officers' Certificate within 45 days after the end of each fiscal quarter of the Company (90 days after the end of its fiscal year), commencing with the quarterly period ending June 30, 1998, setting forth the Company's Interest Coverage Ratio for its four immediately preceding full fiscal quarters; provided that for the periods ending June 30, 1998 and September 30, 1998 the Company's Interest Coverage Ratio shall be calculated for the two- and three-quarter periods (respectively) then ending, rather than for the four-quarter periods then ending. The Company's Interest Coverage Ratio for the four-quarter period (or shorter period, if applicable) ending on each such quarterly date shall not be less than the amount set forth below alongside the date shown:

                                                         Interest
Date                                                   Coverage Ratio
----                                                   --------------
June 30, 1998                                              1.00:1

September 30, 1998                                         1.00:1

December 31, 1998                                          1.50:1

March 31, 1999                                             2.00:1

June 30, 1999                                              2.50:1

September 30, 1999                                         2.50:1

December 31, 1999 and each
fiscal year-end thereafter                                 3.00:1


5.18     Minimum EBITDA

                  The Company shall furnish to the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, to such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate) an Officers' Certificate within 45 days after the end of each fiscal quarter of the Company (90 days after the end of its fiscal year), commencing with the quarterly period ending June 30, 1998, setting forth the Company's EBITDA for its four immediately preceding full fiscal quarters; provided that for the periods ending June 30, 1998 and September 30, 1998, the Company's

EBITDA shall be calculated for the two- and three-quarter periods (respectively) then ending, rather than for the four-quarter periods then ending. The Company's EBITDA for the four- quarter period (or shorter period, if applicable) ending on each such quarterly date shall not be less than the amount set forth below next to the date shown:


Date                                                              EBITDA
----                                                              ------
June 30, 1998                                                   $3,000,000

September 30, 1998                                              $4,000,000

December 31, 1998                                               $6,000,000

March 31, 1999                                                  $7,000,000

June 30, 1999                                                   $8,000,000

September 30, 1999                                              $8,000,000

December 31, 1999                                              $10,000,000

March 31, 2000 and each fiscal
year-end thereafter                                            $14,000,000

5.19     Issuances of Capital Stock

                  Neither the Company nor any of its Subsidiaries shall issue for cash consideration any shares of Capital Stock, or rights, warrants, options or other securities exercisable or exchangeable for or convertible into Capital Stock, at any time after the date hereof; provided, however, that the Company may issue shares of Capital Stock, or such rights, warrants, options or other securities (a) to finance the acquisition of related businesses, including the real or personal property used in such businesses or, (b) if the net proceeds of any such issuance are applied to the payment of Senior Indebtedness or the Notes in accordance with the optional redemption provisions thereof or (c) to employees of the Company or its Subsidiaries pursuant to stock incentive plans of the Company, but only to the extent that the aggregate number of shares of Common Stock issuable under such plans does not exceed the number of shares subject to outstanding options as of the Closing Date plus 1,000,000 (as adjusted for any stock split or reclassification).

5.20     Compensation; Management Fees

                  The salary, bonus and other benefits (or any increases therein) paid or accrued for each employee of the Company or any Subsidiary who receives total compensation in excess of $100,000 per year shall be approved by a Compensation Committee of the Board of Directors of the Company, a majority of which Committee shall be comprised of directors who are neither officers nor employees of the Company or any Subsidiary. So long as the Investors (as defined in the Stockholders Agreement) are entitled to designate Nominees (as defined in the Stockholders Agreement) to the Company's Board of Directors, the Compensation Committee shall include as members both Nominees and shall not consist of more than four members in total.

                  Except as set forth on Schedule 5.20, neither the Company nor any of its Subsidiaries shall pay, agree to pay, or cause to be paid to any holder of Capital Stock of the Company, or any Affiliate of any such holder, any management fees without the prior written consent of the Purchasers

(or, if no Purchaser continues to be a Holder of the Notes, without the prior written consent of the Holders of a majority in principal amount of the then outstanding Notes).

5.21     Employee Plans

                  The Company shall not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA so as to result in any material liability to the Company or its Subsidiaries, (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan so as to result in any material liability to the Company or its Subsidiaries, or (iii) adopt, establish, maintain or enter into any obligation to contribute to any new employee benefit plan or multiemployer plan, modify any existing employee benefit plan so as to materially increase its obligations thereunder, or increase a contribution obligation to any multiemployer plan, without the written consent of the Holders of a majority in principal amount of the then outstanding Notes. This Section shall not be deemed to prohibit the Company from modifying its medical, dental or other employee Welfare Plans in the ordinary course of business.

                  As used in this Section 5.21, the terms "employee pension benefit plan," "multiemployer plan," and "employee benefit plan" shall have the meanings assigned to such terms in ERISA.

5.22     ERISA Notices

                  Promptly, but in any event within 15 days, the Company shall deliver to the Purchasers (or, if no Purchaser continues to be a Holder, such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate), if and when the Company or any of its Subsidiaries (i) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any employee pension benefit plan which might constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan is in reorganization or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan, a copy of such notice, (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application, (v) gives notice of intent to terminate any employee pension benefit plan under Title IV of ERISA, a copy of such notice and other information filed with the PBGC or (vi) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee benefit plan or benefit arrangement which could result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Financial Officer of the Company setting forth details as to such occurrence and action, if any, which the Company is required or proposes to take.

                  As used in this Section 5.22, the terms "employee pension benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in ERISA.

5.23     Maintenance of Net Worth

                  The Company shall furnish to the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, to such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate) an Officers' Certificate within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1998, setting forth the Company's Net Worth as of such year-end. The Company's Net Worth as of each such year-end shall not be less than the amount set forth below under the date shown:

                          1998                1999                 2000                 2001
                          ----                ----                 ----                 ----
December 31,          $4,000,000           $8,000,000          $12,000,000          $16,000,000

5.24     Limitation on Capital Expenditures

                  The Company shall furnish to the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, to such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate) an Officers' Certificate within 90 days after the end of its fiscal year, commencing with the fiscal year ending December 31, 1998, setting forth the Company's total Capital Expenditures, on a consolidated basis, for its immediately preceding fiscal year. The Company's total Capital Expenditures, on a consolidated basis, for the fiscal year ending on December 31, 1998 shall not be greater than $3,000,000 and for the fiscal year ending on December 31, 1999 and each fiscal year end thereafter shall not be greater than $4,000,000.

5.25     Maximum Lease Payments

                  The Company shall furnish to the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, to such Person as the Holders of a majority in principal amount of the then outstanding Notes shall designate) an Officers' Certificate within 45 days after the end of each fiscal quarter of the Company (90 days after the end of its fiscal year), commencing with the quarterly period ending March 31, 1998, setting forth the Company's total Rental Obligations, on a consolidated basis, for the immediately preceding fiscal quarter. The Company's total Rental Obligations, on a consolidated basis, for any such quarter shall not exceed $500,000.

5.26     Inconsistent Agreements

                  The Company shall not, and shall not permit its Subsidiaries to, (i) enter into any agreement or arrangement which is inconsistent with, or would be reasonably likely to impair the ability of the Company to fulfill, its obligations under the Documents, (ii) prepay, redeem or defease any Indebtedness of the Company or any Subsidiary that is subordinated to the Notes in right of payment, or supplement, amend or otherwise modify the terms of any agreement or instrument evidencing, governing or affecting the terms of any such Indebtedness if the effect thereof would materially shorten the maturity or increase the amortization thereof, or otherwise be materially adverse to the Holders or (iii) supplement, amend or otherwise modify the terms of its Articles or Certificate of Incorporation or Bylaws, or of any agreement listed on Schedule 5.26, if the effect thereof would be materially adverse to the Holders, including without limitation to increase the liquidation preference of, or the rate of dividends payable on, any series of preferred stock.

5.27     Limitation on Dividend and Other Payment Restrictions Affecting
         Subsidiaries

                  The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or a Subsidiary of the Company or (c) transfer any of its properties or assets to the Company or to any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reasons of (i) any restrictions existing under or contemplated by agreements in effect on the date hereof and identified on Schedule 5.27; (ii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company; or (iii) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in clause (i); provided that the terms and conditions of any such restrictions are no less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness refinanced. Nothing contained in this Section 5.27 shall prevent the Company or any of its Subsidiaries from entering into any agreement (i) permitting or providing for the incurrence of Liens otherwise permitted by Section 5.13 or (ii) restricting the sale or other disposition of property securing Indebtedness.

5.28     Limitation on Acquisitions

                  Except with respect to Capital Expenditures permitted under
Section 5.24, the Company shall not, directly or indirectly, and shall not permit any Subsidiary to, acquire, in one transaction or a series of transactions, any stock or assets of any Person (an "Acquisition") involving or having an aggregate value in excess of $200,000, unless such Acquisition has been approved in writing by the Purchasers (or, if no Purchaser continues to be a Holder of any Notes, by the Holders of a majority in principal amount of the then outstanding Notes).

5.29     Limitation on Research and Development Expenditures

                  The Company's total research and development expenditures for any fiscal year, commencing with the fiscal year ending December 31, 1998, shall not exceed 8% of the Company's total revenues for the fiscal year ending December 31, 1998, 9% of the Company's total revenues for the fiscal year ending December 31, 1999 and 10% of the Company's total revenues for the fiscal year ending December 31, 2000 and each fiscal year-end thereafter, as reflected in the audited annual financial statements deliverable pursuant to Section 3.5 hereof.

5.30     Compliance with Laws

                  The Company will, and will cause its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or obtain and keep in effect would not have a Material Adverse Effect.

5.31     Payment of BOC Note

                  The Company agrees to use its best efforts to refinance or amend its $5,000,000 Subordinated Promissory Note due 2000 payable to The BOC Group, Inc. (the "BOC Note") so that such note (or refinancing thereof) will have a maturity date not earlier than February 15, 2002. The Company agrees that it will not repay any principal amount of the BOC Note while the Notes are outstanding without obtaining the written consent of the Holders of a majority in principal amount of the outstanding Notes, which consent will not be unreasonably withheld so long as (i) the Company has a source of funds with which to make such repayment without materially adversely affecting the Company's ability to meet its current obligations as they become due and (ii) no Default or Event of Default has occurred and is continuing or is reasonably likely to occur as a result of such repayment.

SECTION 6.  DEFAULTS AND REMEDIES

6.1      Events of Default

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

                  (2) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of three days;

                  (3) the Company fails to comply in any material respect with any of the agreements, covenants, or provisions of this Agreement or the Notes and the Default continues for the period and after the notice specified below or the Subsidiary Guarantors fail to comply in any material respect with any of the agreements, covenants or provisions of the Subsidiary Guarantees or the Security Agreements;

                  (4) the Company fails to comply in any material respect with any of the agreements, covenants, or provisions of the Warrants, the Warrant Agreement, the Registration Rights Agreement or the Monitoring Agreement and the Default continues for the period and after the notice specified below;

                  (5) any of the representations or warranties of the Company made in or in connection with any of the Documents are untrue in any respect materially adverse to the Company and its Subsidiaries taken as a whole;

                  (6) an event of default occurs under any loan agreement, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company or any Subsidiary for borrowed money (or the payment of which is guaranteed by the Company or a Subsidiary), whether such indebtedness or guarantee now exists or shall be created hereafter (other than an event of default arising from any breach by the Purchasers of the Subordination Agreements), which default shall result in the acceleration of such indebtedness prior to its expressed maturity and the principal amount of such indebtedness, together with the principal amount of any other such indebtedness the maturity of which has been so accelerated and has not been paid, aggregates $250,000 or more;

                  (7) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such remains undischarged for a period (during which execution shall not be effectively stayed) of 30 days, provided that the aggregate of all such judgments exceeds $250,000;

                  (8) the Company loses its rights under any license granted by a governmental authority or other Person and such loss would have a Material Adverse Effect;

                  (9) the Company's Common Stock ceases (whether by virtue of suspension or de-listing) to be authorized for continued quotation of the Nasdaq Stock Market or listed on any other national securities exchange;

                  (10) The Company fails to close a sale of the capital stock or assets referred to in clause (ii) of the definition of Permitted Asset Sales contained herein and to receive net proceeds from such sale of at least $4,500,000 in cash on or before March 31, 1998.

                  (11) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case,

                           (B) consents to the entry of an order for relief against it in an involuntary case,

                           (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its creditors, or

                           (E) generally is unable to pay its debts as the same become due; or

                  (12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

                           (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of its property, or

                           (C) orders the liquidation of the Company or any of its Subsidiaries,

and the order or decree remains unstayed and in effect for 60 days:

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  A Default under clause (3) or (4) (other than a Default under Section 5.5, 5.10, 5.11, 5.14, 5.15, 5.19, 5.26, 5.28 or 5.31 of the Agreement,
which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or (6) (other than a Default resulting from the acceleration of any indebtedness described therein, which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or (7), (8) or (9) or (10) is not an Event of Default until the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure the Default within 30 days, or with respect to subsection (9), 90 days, after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

6.2      Acceleration of Notes

                  If an Event of Default (other than an Event of Default specified in clauses (11) and (12) of Section 6.1) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Immediately upon such declaration, the principal and interest shall be due and payable. If an Event of Default specified in clause (11) or (12) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder. The Holders of a majority in principal amount of the then outstanding Notes by notice to the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

6.3      Other Remedies

                  If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement; provided, however, that acceleration of the Notes shall be governed by Section 6.2 hereof.

                  A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.4      Waiver of Past Defaults

                  The Holders of a majority in principal amount of the then outstanding Notes by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Notes.

6.5      Rights of Holders to Receive Payment

                  Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

6.6      Undertaking for Costs

                  In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 7.  DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  Acquisition:  See Section 5.28.

                  Affiliate: With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether in the capacity of officer or director of such Person, through the ownership of voting securities, by agreement or otherwise.

                  Affiliate Transaction:  See Section 5.12.

                  Agent: Any Person authorized to act and who acts on behalf of the Purchasers with respect to the transactions contemplated by the Documents.

                  Agreement:  See Section 1.2.

                  Applicable Date:  See Section 3.6.

                  Asset Sale:  See Section 5.14.

                  Bankruptcy Law:  See Section 6.1.

                  BOC Note:  See Section 5.31.

                  Business Day:  Any day which is not a Legal Holiday.

                  Capital Expenditures: For any fiscal period, the aggregate expenditures (whether paid in cash or accrued as a liability, including without limitation payments under Capital Leases) for capital assets which would be included in property, plant and equipment on a balance sheet prepared in accordance with GAAP. Amounts expended by the Company or its Subsidiaries for Acquisitions in compliance with the provisions of Section 5.28 shall not constitute Capital Expenditures for purposes of Section 5.24 hereof.

                  Capital Lease: Any lease of any property which would in accordance with GAAP be required to be classified and accounted for on the balance sheet of the lessee as a capital lease.

                  Capitalized Lease Obligation: With respect to any Person for any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

                  Capital Stock: Any and all shares, interests, participation or other equivalents (however designated) of corporate stock or other equity interests, including without limitation all common stock and preferred stock.

                  Cash Equivalents: (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United

States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized rating agency; (iii) commercial paper maturing no more than one year from the date of issuance thereof and, at the time of issuance, having one of the two highest ratings obtainable from Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized rating agency; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000; (v) Eurodollar time deposits having a maturity of less than one year purchased from any such commercial bank directly; and (vi) repurchase agreements and reverse repurchase agreements with any such commercial bank relating to marketable direct obligations described in clauses (i) and (ii) above, in each case maturing within one year from the date of acquisition thereof.

                  Charter Documents: The Articles of Organization, Articles of Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of the Company or any Subsidiary of the Company, as applicable.

                  Closing:  See Section 1.2.

                  Closing Date:  See Section 1.2.

                  Code: The Internal Revenue Code of 1986, as amended from time to time, and any successor statute or law thereto.

                  Collateral Agent:  Equinox Investment Partners, L.L.C.

                  Common Stock: The Common Stock, $0.0001 par value, of the Company.

                  Company: SubMicron Systems Corporation, a Delaware corporation.

                  Consolidated Net Income: For any period, the aggregate of the Net Income of the Company and its consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included in Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid by such Person to the Company or a Subsidiary of the Company, (ii) the Net Income of any Person acquired by the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from Consolidated Net Income and (iii) the Net Income of any Subsidiary of the Company that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the Company shall be excluded from Consolidated Net Income to the extent of such restrictions. "Net Income" of any Person shall mean the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of such Person or a subsidiary of such Person.

                  Consolidated Total Indebtedness: As of any date, the aggregate amount of all Indebtedness, without duplication, of the Company and its consolidated Subsidiaries.

                  Custodian:  See Section 6.1.

                  Default: Any event which is, or after notice or passage of time would be, an Event of Default.

                  Default Rate:  15% per annum.

                  Documents: This Agreement, the Security Agreements, the Warrant Agreement, the Registration Rights Agreement, the Monitoring Agreement, the Stockholders Agreement and the Subordination Agreements collectively, together with any exhibits, schedules or other attachments thereto.

                  EBITDA: For any period, the sum of the Company's (i) Consolidated Net Income, plus (ii) consolidated interest expense (including without limitation amortization of original issue discount) plus (iii) provisions for income taxes plus (iv) depreciation and amortization (in each case, with respect to clauses (ii), (iii) and (iv), as determined in accordance with GAAP and to the extent included in the computation of Consolidated Net Income).

                  Environmental Laws:  See Section 4.21.

                  Equity Interest: Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

                  Equity Securities:  See Section 1.1.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or law thereto.

                  Event of Default:  See Section 6.1.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, from time to time, and any successor statute or law thereto.

                  Foreign Transferee:  See Section 3.6.

                  Foreign Person:  See Section 3.6.

                  GAAP: Those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereto so as to properly reflect the financial conditions, and the results of operations and cash flows, of the Company and its consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such boards) in order to continue as a generally accepted accounting principle or practice may so be changed. In the event of a change in GAAP, the Documents, to the extent GAAP applies, shall continue to be construed in accordance with GAAP as in existence on the date hereof; provided, however, the Purchasers and the Company will thereafter negotiate in good faith to revise any affected covenants to make such covenants consistent with GAAP as then in effect, and, after any such revision, the Documents will be construed in accordance with GAAP as then in effect.

                  guaranty: With respect to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

                           (a) agreements to purchase such Indebtedness or any property constituting security therefor;

                           (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions of such person;

                           (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

                           (d) letters or agreements commonly known as "keepwell" letters or agreements; or

                           (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection or (ii) indemnities given by the Company or its Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

                  Holder or Holders: each Purchaser (so long as it holds any Securities) and any other holder of any of the Securities.

                  Incremental Purchase Notice:  See Section 1.9.

                  Incremental Notes:  See Section 1.1.

                  Incremental Warrants:  See Section 1.9.

                  Indebtedness: With respect to any Person, the aggregate amount of, without duplication, the following:

                           (a) all obligations for borrowed money;

                           (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

                           (c) all obligations to pay the deferred purchase price of property or services, except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, if such liabilities are not overdue and arise in the ordinary course of business;

                           (d) all Capitalized Lease Obligations;

                           (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person or Persons whether or not such obligation or liability is assumed;

                           (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

                           (g) all guaranties.

                  Initial Warrants:  See Section 1.1.

                  Interest Coverage Ratio: For any period, the ratio of (i) the Company's EBITDA for such period to (ii) the consolidated interest expense (including the interest component of Capital Leases, but excluding non-cash interest and the amortization of debt issuance costs and original issue discount) for such period with respect to all Indebtedness of the Company and its Subsidiaries outstanding on the date of determination.

                  Investment: With respect to any Person, any direct, indirect or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than loans to employees in an aggregate amount not in excess of $200,000 at any time, accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person. Amounts expended by the Company or its Subsidiaries for Acquisitions in compliance with the provisions of Section 5.28 shall not constitute Investments for purposes of Section 5.5 hereof.

                  Junior Indebtedness: The Company's 8% Convertible Subordinated Notes due 2002, 9% Convertible Subordinated Notes due 1997 and the Company's $5,000,000 Subordinated Promissory Note due 2000.

                  Legal Holiday: A Saturday, Sunday or day on which banks and trust companies in the principal place of business of the Company or in New York are not required to be open.

                  Lien: Any material mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  Material Adverse Effect: (i) Any material adverse effect whatsoever upon the validity, perfection or enforceability of any Document or Security, (ii) any material adverse effect on the results of operations, financial condition, properties, assets, business or prospects of the Company and its Subsidiaries, taken as a whole, or (iii) any material adverse effect on the ability of the Company or the Subsidiary Guarantors to fulfill their obligations under the Documents, the Securities and any instrument governing Indebtedness of the Company or a Subsidiary incurred as of the Closing Date, or any document contemplated hereby or thereby.

                  Material Contracts:  See Section 4.25.

                  Monitoring Agreement: That certain Monitoring Agreement of even date herewith by and among the Company and the Purchasers, in the form attached hereto as Annex G.

                  Net Proceeds: With respect to any sale or other disposition of any assets or stock, (i) cash (freely convertible into U.S. dollars) received by the Company or any Subsidiary from such sale or other disposition, after (a) provision for all income or other taxes measured by or resulting from such sale or other disposition, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and (c) deduction of appropriate amounts as a reserve, in accordance with GAAP, against any liabilities associated with such assets or stock and retained by the Company or any Subsidiary after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the sale or other disposition of such assets or stock and (ii) promissory notes received by the Company or any Subsidiary from such sale or other disposition upon the liquidation or conversion of such notes into cash.

                  Net Worth: At any date, the sum of (i) the total shareholders' equity reflected on the balance sheet of the Company as of such date, determined in accordance with GAAP, excluding (to the extent included in the calculation of shareholders' equity) the cumulative effect of any net operating loss carry forward benefit reported in the notes to the Company's financial statements from time to time for any period commencing after the Closing Date plus (ii) the aggregate liquidation preference of the outstanding Preferred Stock of the Company plus (iii) the outstanding principal amount of any Junior Indebtedness.

                  Notes:  See Section 1.1.

                  Officers' Certificate: A certificate signed by any two officers, one of whom must be the Chairman of the Board, the President, the Chief Executive Officer or Chief Financial Officer, the Treasurer or a Vice President of the Company.

                  Operating Lease:  Any lease other than a Capital Lease.

                  Partner:  Any limited partner or member of a Purchaser.

                  Pension Plan:  See Section 4.14.

                  Permitted Asset Sales: (i) sales of excess or obsolete inventory, (ii) the sale of all or a portion of the assets of the Company's Primaxx division ("Primaxx Assets") or of the capital stock of a Subsidiary of the Company containing solely Primaxx Assets and (iii) the sale of all or a portion of the assets of Imtec Acculine, Inc.

                  Permitted Investment: (i) Investments in Cash Equivalents,
(ii) Investments existing on the date hereof and identified on Schedule 7.01 and
(iii) Investments made in the ordinary course of business by the Company or by any directly or indirectly wholly-owned Subsidiary of the Company in the Company or any other directly or indirectly wholly-owned Subsidiary of the Company.

                  Permitted Liens: With respect to any Person: (i) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States Government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (ii) Liens imposed by law, such as carriers, warehousemen's and mechanics' Liens or Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review; (iii) Liens securing the payment of taxes, assessments and governmental charges or levies which are not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning of other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens listed on
Schedule 7.02 hereto; (vii) Liens on assets owned by the Company or its Subsidiaries in favor of any holder of Senior Indebtedness securing Senior Indebtedness permitted hereunder; (viii) purchase money Liens upon or in any real or personal property (including fixture and other equipment) acquired or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition or improvement of such property, or Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) provided that (X) no such Lien shall extend to or cover any property other than the property being acquired or improved and (Y) any such Indebtedness would be permitted to be incurred pursuant to Section 5.11 hereof; and (ix) Liens securing Capital Leases or Operating Leases.

                  Person: An individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

                  Purchasers: The KB Mezzanine Fund II, L.P., a Delaware limited partnership and Celerity Silicon, L.L.C., a Delaware limited liability company.

                  Real Property:  See Section 4.21.

                  Registration Rights Agreement:  See Section 1.1.

                  Rental Obligations: The maximum aggregate fixed rentals paid or payable by a lessee under any Operating Lease during a specified period (excluding amounts paid or payable on account of maintenance, ordinary repairs, insurance, taxes, assessments and other similar charges, whether or not designated as rental or additional rental), regardless of any amounts received by such lessee as sublessor under any Operating Lease.

                  Restricted Debt Prepayment: Any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

                  Rule 144: Rule 144 as promulgated by the Securities Exchange Commission under the Securities Act, as amended from time to time, and any successor rule or regulation thereto.

                  SEC:  The Securities and Exchange Commission.

                  Secondary Notes:  See Section 1.1.

                  Securities:  See Section 1.1.

                  Securities Act: The Securities Act of 1933, as amended from time to time, and any successor statute or law thereto.

                  Security Agreements: That certain Security Agreement and that certain Patent and Trademark Security Agreement, by and between the Subsidiary Guarantors and the Collateral Agent, and that certain Security Agreement by and between the Company and the Collateral Agent.

                  Senior Credit Facility: That certain Loan and Security Agreement of even date herewith by and between the Company and the Senior Lender.

                  Senior Indebtedness: All "GBC Debt," as defined in the Subordination Agreements, and all deferrals, renewals, extensions, replacements, refundings, refinancings and restructurings of, and amendments, modifications and supplements to, any Senior Indebtedness.

                  Senior Lender: Greyrock Business Credit, a Division of NationsCredit Commercial Corporation and any subsequent holder of Senior Indebtedness.

                  Senior Subordinated Notes:  See Section 1.1.

                  Stockholders Agreement: That certain Stockholders Agreement of even date herewith by and among the Company, the Purchasers, and the other parties identified therein, in the form attached hereto as Annex H.

                  Subordination Agreements: That certain Intercreditor and Subordination Agreement and that certain Security Interest Subordination Agreement each of even date herewith by and among the Company, the Subsidiary Guarantors, the Purchasers and the Senior Lender.

                  Subsidiary: With respect to any Person (the "parent"), any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  Subsidiary Guarantees:  See Section 1.1.

                  Subsidiary Guarantors: SubMicron Systems, Inc. and SubMicron Wet Process Stations, Inc.

                  Taxes:  See Section 3.6.

                  Trade Payables: With respect to any Person, accounts payable and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

                  Transfer Restricted Securities: Securities acquired by the Purchasers directly from the Company or acquired by the holder thereof other than pursuant to an effective registration under Section 5 of the Securities Act or pursuant to Rule 144; provided that a Security that has ceased to be a Transfer Restricted Security cannot thereafter become a Transfer Restricted Security.

                  Warrant Agreement:  See Section 1.1.

                  Warrant Shares:  See Section 1.1.

                  Warrants:  See Section 1.1.

                  Welfare Plan:  See Section 4.14.

SECTION 8.  MISCELLANEOUS

8.1      Notices

                  All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail, telecopier, or overnight air courier guaranteeing next day delivery:

                  (a) if to you at your address set forth on the signature page hereof, with a copy to Latham & Watkins, 633 W. Fifth Street, Suite 4000, Los Angeles, California 90071, Attention: Robert A. Koenig, Esq.; and

                  (b) if to the Company, at 6330 Hedgewood Drive, #150, Allentown, Pennsylvania 18106, Attention: Chief Executive Officer or President, with copies to Cozen and O'Connor, 1900 Market Street, Philadelphia, Pennsylvania 19103, Attention: Richard J. Busis, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

8.2      Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Transfer Restricted Securities.

8.3      Amendment and Waiver

                  Prior to the Closing Date, this Agreement and the other Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by you and the Company. Thereafter, except as heretofore expressly provided otherwise, this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Company and the Holders of a majority in principal amount of the Notes then outstanding; provided, however, that any amendment, modification or supplement that (i) affects or proposes to affect the rate or time for payment of interest on any Note (including default interest) or the amount of principal or the principal maturity date of any Note or the redemption or prepayment provisions with respect thereto, (ii) makes or proposes to make any Note payable in money or property other than that stated in the Note or (iii) makes or proposes to make any change in Section 6.4 or 6.5 hereof or this Section 8.3 shall not be binding upon any Holder of any outstanding Note that has not consented thereto in writing.

8.4      Counterparts

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

8.5      Headings

                  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.6      Governing Law

                  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

8.7      Entire Agreement

                  This Agreement, together with the other Documents and the Securities, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Documents and the Securities, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.8      Severability

                  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of your rights and privileges shall be enforceable to the fullest extent permitted by law.

8.9      Confidentiality

                  You agree that you will not, and will not permit your respective officers, directors, employees or agents to, disclose to any other Person any information furnished to you by the Company or any Subsidiary, except
(i) as required by law or legal process or by any governmental authority, (ii) such information as becomes or is generally available to the public other than as a result of a disclosure prohibited hereby, (iii) such information that is or becomes available to you on a nonconfidential basis from a source not bound by this or another confidentiality agreement with the Company or any Subsidiary,
(iv) such information that you disclose to a Person who is a prospective assignee of some or all Securities, provided that such Person has first signed a confidentiality agreement substantially identical to that set forth in this Section.

                  If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and deliver such counterpart to the Company whereupon this Agreement will become binding between us in accordance with its terms.

                                       Very truly yours,

                                       SUBMICRON SYSTEMS CORPORATION



                                       By: /s/ John W. Kizer
                                          -------------------------------------

                                          Print or type

                                          Name:   John W. Kizer
                                               --------------------------------

                                          Title: VP Finance and CFO
                                                -------------------------------

THE KB MEZZANINE FUND II, L.P.

By:      EIP Capital Partners, L.P.
Its:     General Partner

         By:      Equinox Investment Partners, L.L.C.


         /s/ Michael H. Khougaz
         --------------------------------------
         By:  Michael H. Khougaz
         Its:  Managing Member
         Address:  405 Lexington Avenue, 21st Floor
                     New York, New York 10174


Principal amount of Notes to be purchased:
$17,000,000

Principal amount of Incremental Notes to be purchased:
$3,000,000

Number of Initial Warrants to be purchased:
5,623,912

Number of Incremental Warrants that may be purchased:
2,158,844

Aggregate purchase price (Notes):
$11,376,088.00

Aggregate purchase price (Warrants):
$5,623,912.00

Closing fee to be paid to:  Equinox Investment Partners, L.L.C.

CELERITY SILICON, L.L.C.


/s/ Mark R. Benham
--------------------------------------
By:   Mark R. Benham
Its:  Partner
Address:  c/o Celerity Partners II, L.L.C.
         11111 Santa Monica Boulevard
         Suite 1127
         Los Angeles, California 90025


Principal amount of Notes to be purchased:
$3,000,000

Principal amount of Incremental Notes that may be purchased:
$1,000,000

Number of Initial Warrants to be purchased:
992,455

Number of Incremental Warrants that may be purchased:
719,615

Aggregate purchase price (Notes):
$2,007,545.00

Aggregate purchase price (Warrants)
$992,455.00

Closing fee to be paid to:  Celerity Management Co., Inc.

                                                                         ANNEX A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION UNDER SAID ACT EXCEPT PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT. PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS THEREUNDER, THE ISSUER OF THIS NOTE WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE HEREOF, PROMPTLY MAKE AVAILABLE TO ANY HOLDER UPON REQUEST TO JOHN W. KIZER, ITS CHIEF FINANCIAL OFFICER, AT SUBMICRON SYSTEMS CORPORATION, 6330 HEDGEWOOD DRIVE, #150, ALLENTOWN, PENNSYLVANIA 18106, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE PRICE OF THIS NOTE, THE ISSUE DATE OF THIS NOTE, AND THE YIELD TO MATURITY OF THIS NOTE.


                          SUBMICRON SYSTEMS CORPORATION



                                                              ____________, 1997



                            SENIOR SUBORDINATED NOTE
                              DUE FEBRUARY 1, 2002



No:  _______                                                  U.S. $___________


THIS NOTE IS SUBJECT TO THE SUBORDINATION AGREEMENTS DATED AS OF NOVEMBER 26, 1997, BY AND AMONG SUBMICRON SYSTEMS CORPORATION, THE SENIOR LENDER, THE KB MEZZANINE FUND II, L.P., AND CELERITY SILICON, L.L.C. BY ITS ACCEPTANCE OF THIS NOTE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF SUCH AGREEMENT TO THE SAME EXTENT AS THE SUBORDINATED LENDER (AS DEFINED THEREIN) IS BOUND AND TO ANY SUBSEQUENT SUBORDINATION AGREEMENTS, AS PROVIDED IN THE PURCHASE AGREEMENT.


                  SUBMICRON SYSTEMS CORPORATION, a Delaware corporation (the "Company"), for value received, promises to pay to _________________________ ___________________ or its registered assigns, on the 1st day of February, 2002, the principal amount of $_________ (or such lesser principal amount as is then unpaid) and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof at the rate of 12% per annum. The Company shall pay interest on the unpaid principal amount of the Notes monthly in arrears in cash; provided that on any interest payment date after the date of issuance through and including January 1, 2000, the Company may, at its option, issue additional Notes ("Secondary Notes") in lieu of payment of up to one-half of the accrued interest due on such interest payment date. If the Company elects to issue Secondary Notes in lieu of cash payment, the Company shall, pursuant to this paragraph, deliver Secondary Notes, dated such interest payment date, in a principal amount equal to the amount of interest not paid in cash in respect of this Note on such interest payment date. Each issuance of Secondary Notes in lieu of cash payments of interest on the Notes shall be made pro rata with respect to the outstanding Notes. Any such Secondary Notes shall be governed by the Purchase Agreement and shall be subject to the same terms (including the maturity date and the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the title, issuance date and aggregate principal amount). The term Notes shall include the Secondary Notes that may be issued under the Purchase Agreement.

                  Interest accruing from the date of issuance through December 31, 1997, shall be payable on January 1, 1998. Thereafter, interest shall be payable monthly in arrears in cash or in Secondary Notes, to the extent permitted above, commencing February 1, 1998, until the principal amount hereof shall have been paid in full. Notwithstanding the foregoing, if there has occurred and is continuing any Event of Default under Sections 6.1(1) or 6.1(2) of that certain Purchase Agreement, dated as of November 26, 1997, by and among the Company and certain Purchasers named therein (hereinafter, the "Purchase Agreement"), then interest on all unpaid amounts outstanding hereunder (including overdue installments of principal or interest) shall be payable at the Default Rate, compounded monthly (to the extent permitted by applicable law). The Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes. The principal and interest on this Note payable in cash is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts in the manner set forth in the Purchase Agreement. However, the Company may pay principal and interest by federal funds bank wire transfer, or except as otherwise required by the Purchase Agreement may pay interest by its check payable in such legal tender. Certain capitalized terms shall have the meanings specified in Section 9 hereof.

1.       The Notes.

                  This Note is one of a duly authorized issue of Senior Subordinated Notes of the Company, designated as "12% Senior Subordinated Notes due February 1, 2002" (hereinafter, the "Notes"), each in a denomination of $100,000 or in integral multiples of $50,000 in excess thereof, limited to the aggregate principal amount of U.S. $20,000,000 (plus the amount of all Secondary Notes and Incremental Notes as provided in the Purchase Agreement) and all maturing on the 1st day of February, 2002 and bearing interest payable at the same rate and subject to the same limitations as provided in this Note. This
Note is issued under and pursuant to, and subject to the terms and conditions of, the Purchase Agreement.

2.       Optional Redemption.

                  (a) Company Option. The Company may redeem the Notes at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes so being redeemed, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed, provided that the aggregate principal amount of all Notes so redeemed by the Company on any date, if less than the entire unpaid principal amount of all Notes then outstanding, shall be in integral multiples of $500,000. In addition, the Company may redeem Notes without premium or penalty pursuant to Section 3.6(d) of the Purchase Agreement under the circumstances described therein.

                  (b) Holder Option. If at any time on or prior to February 1, 2002, there is a Redemption Event, Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Company, require that the Company redeem all, but not less than all, of the outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes so being redeemed, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed; provided, however, that in the event of closing of any public offering of any equity or debt securities of the Company, the amount redeemed shall not exceed the amount of net proceeds received by the Company in connection with such public offering.

                  In addition, if at any time on or prior to February 1, 2002, there is a Refinancing Event, each Holder may, by written notice to the Company, require that the Company redeem up to one-half of the principal amount of the Notes held by such Holder at a redemption price equal to 100% of the principal amount of the Notes so being redeemed, plus accrued interest to the redemption date, plus a redemption premium equal to 2% of the principal amount redeemed; provided, however, that the amount redeemed shall not exceed the net proceeds received by the Company in connection with such Refinancing Event.

3.       Redemption Procedures.

                  (a) If fewer than all of the Notes are to be redeemed, the Company shall select the Notes to be redeemed on a substantially pro rata basis among Noteholders.

                  (b) At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed. The notice shall: (i) identify the Notes to be redeemed and shall state the redemption date; (ii) state the redemption price;
(iii) indicate, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued; (iv) state that Notes called for redemption must be surrendered to the Company to collect the redemption price; and (v) state that interest on the Notes called for redemption ceases to accrue on and after the redemption date, unless the Company has defaulted on the payment of the redemption price.

                  (c) The redemption date with respect to any redemption effected at the option of the Holder under Section 2(b) hereof shall be a date not later than the 30th day following the Redemption Event or Refinancing Event. No later than 10 days following the occurrence of a Redemption Event or Refinancing Event, the Company shall give notice to the Holders of their right to elect to have the Company redeem all or a portion of their Notes. In order to elect such redemption, Holders of a majority in principal amount of the outstanding Notes (in case of a Redemption Event) or any Holder (in case of a Refinancing Event) must deliver to the Company written notice of such election within 10 days following timely receipt of the Company's notice. Upon timely delivery of such notice, the Company will be unconditionally obligated to redeem all of the Notes required to be redeemed on the applicable redemption date.

                  (d) Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price.

                  (e) Upon surrender of a Note that is redeemed in part, the Company shall issue a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

4.       Subordination.

                  The Notes are subordinated to Senior Indebtedness of the Company pursuant to the terms of the Subordination Agreements and any substitute agreements therefor as provided in the Purchase Agreement.

5.       Covenants.

                  The Company covenants and agrees that so long as this Note shall be outstanding:

                  (a) The Purchase Agreement. The Company will comply with all of its covenants set forth in the Purchase Agreement.

                  (b) Principal and Interest. The Company will duly and punctually pay or cause to be paid the principal of and interest on the Notes at the times and places in the manner specified in this Note and in the Purchase Agreement.

                  (c) Office or Agency. The Company will maintain an office or agency in Allentown, Pennsylvania (or in any future principal place of business of the Company with respect to which the Holders have been notified pursuant to
Section 8.1 of the Purchase Agreement) where notices, presentations and demands to or upon the Company in respect of this Note may be given or made.

6.       Purchase Agreement.

                  The Company issued this Note under the Purchase Agreement. The terms of this Note include those stated in the Purchase Agreement, including without limitation the provisions in the Purchase Agreement respecting Events of Default and remedies. This Note is subject to all such terms, and Holders of the Note are referred to the Purchase Agreement for a statement of such terms.

7.       Modification of Notes.

                  The Notes may be modified without prior notice to any Holder but with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to the provisions of the Purchase Agreement, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance by the Company with any provision of the Notes without prior notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (a) alter the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (b) alter the rate or the time for payment of interest on any Note, (c) alter the principal or the maturity of any Note or alter the redemption or prepayment provisions with respect thereto or (d) make any Note payable in money or property other than as stated in the Notes.

8.       Security and Subsidiary Guarantees.

                  The Company's obligations under this Note and under the Purchase Agreement have been guaranteed by the Subsidiary Guarantors. The Subsidiary Guarantors' obligations under the Subsidiary

Guarantees have been secured by a security interest in certain of their assets pursuant to the terms of those certain Security Agreements dated as of November 26, 1997 (the "Security Agreement").

9.       Definitions.

                  The terms defined in this Section 9 shall, for all purposes of this Note, have the meanings herein specified, unless the context otherwise requires.

                  "Change of Control" shall occur or be deemed to have occurred if (i) any Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) shall beneficially own (other than the Purchasers or any transferees of the Purchasers) at least 30% of the Company's voting stock and the Purchasers shall beneficially own, directly or indirectly, less voting stock than such other Person or "group" or (ii) a majority of the members of the Board of Directors of the Company are not Continuing Directors.

                  "Company" means SubMicron Systems Corporation, a Delaware corporation.

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Purchase Agreement or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Default Rate" means 15% per annum.

                  "Event of Default" shall have the meaning provided in Section
6.1 of the Purchase Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Company's books.

                  "Notes" shall have the meaning provided in Section 1.

                  "Person" means any individual, partnership, corporation, trust, unincorporated organization or government or agency or political subdivision thereof.

                  "Purchase Agreement" shall have the meaning provided in the preamble hereto.

                  "Purchasers" means The KB Mezzanine Fund II, L.P., a Delaware limited partnership and Celerity Silicon, L.L.C., a Delaware limited liability company.

                  The "principal" of a debt security means the principal of the security plus, when appropriate, the premium (if any) payable on the security.

                  "Redemption Event" shall occur or be deemed to have occurred if any of the following events occur: (i) the merger or consolidation of the Company with or into any other entity; (ii) the consummation of a sale or disposition by the Company of all or substantially all of its assets or the stock or assets of a material business division or Subsidiary of the Company;
(iii) a Change of Control of the

Company; (iv) the closing of any public offering of any equity or debt securities of the Company; or (v) approval by the Board of Directors of a plan of complete liquidation or dissolution of the Company.

                  "Refinancing Event" shall occur or be deemed to have occurred if the Company consummates, or is able to consummate using its reasonable best efforts, a financing in which the Company or its Subsidiaries incur Senior Indebtedness that refinances or increases the principal amount of any Senior Indebtedness previously outstanding or available to the Company, and that bears an initial interest rate of less than 12% per annum, and that permits redemption of the Notes as provided herein.

                  "Secondary Notes" shall have the meaning provided in
Section 1.

                  "Senior Indebtedness" shall have the meaning provided in the Purchase Agreement.

                  "Senior Lender" shall have the meaning provided in the Purchase Agreement.

                  "Subordination Agreements" shall have the meaning provided in the Purchase Agreement.

10.      Non-Waiver.

                  No course of dealing between the Company and the Holder of this Note or any delay or failure on the part of the Holder hereof in exercising any rights hereunder shall operate as a waiver of any rights of any holder hereof, except to the extent expressly waived in writing by the Holder hereof.

11.      Governing Law.

                  This Note shall be construed in accordance with and governed by the internal laws of the State of New York.

12.      Successors and Assigns.

                  All of the covenants, promises and agreements in this Note shall bind the Company's successors and assigns, whether so expressed or not.

13.      Headings.

                  The headings of the sections and paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by a duly authorized officer and to be dated as of the day and year first above written.


                                       SUBMICRON SYSTEMS CORPORATION



Dated:                                 By:
      -----------------                   -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------

-------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                      Your Signature:
     ---------------                      -------------------------------------



                            ---------------------------------------------------

(Sign exactly as your name appears on the front of this Note)


Signature Guarantee: